PART II— OFFERING CIRCULAR

PFG Fund V, LLC

(the “Company”)

8% Unsecured Promissory Notes

$75,000,000

The Company is hereby providing the information required by Part I of Form S-11 (17 CFR §239.18) and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR §230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PFG Fund V, LLC (“PFG FUND V,” the “Fund,” the “Company” or “the Issuer”), a Colorado limited liability company, is offering, on a “best-efforts” basis up to $75,000,000 in principal amount (the “Offering”) of unsecured, non-convertible, fixed-rate promissory notes (the “Notes”) of PFG Fund V. The Offering will begin as soon as practicable following qualification of the Offering Statement and shall continue on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f). The Company’s principal executive offices are located at 10200 W 44th Ave Suite 220 Wheat Ridge, CO 80033.

We have engaged DealMaker Securities LLC (the “Broker”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and a member of Financial Industry Regulatory Authority (“FINRA”), to perform certain administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. Broker will receive a cash commission equal to one percent (1%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees. Please see “Plan of Distribution” for additional information. The Broker is not participating as an underwriter or placement agent in this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this Offering Circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to the company.

This is our offering, and no public market currently exists for our Notes. The Company will be managed by Pine Financial Group, Inc. (the “Manager”), led by Kevin Amolsch, Jared Seidenberg, and Brandon McKnight.

The Company has set a minimum investment requirement of $10,000, but may accept subscriptions for less or greater amount at the discretion of our Manager. Therefore, purchasers of our Notes qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The Company is organized to conduct the following business: to make, purchase, originate, acquire, or sell loans secured by interests in real property located throughout the United States, with a primary focus in Colorado and Minnesota. The Company may also manage, remodel, develop, lease, renovate, repair, and/or sell real properties acquired through the Company’s lending activities, including, but not limited to, properties acquired through foreclosure and real estate owned (“REO”).

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year.

See the section entitled “RISK FACTORS” beginning on page 3 for a discussion of risks to consider before purchasing our Notes.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

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Table Contents

PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “The Company,” and “PFG Fund V,” refer to PFG Fund V, LLC

Some of our material risk factors include:

●	There are certain risks related to COVID-19 in the lending market; another global shutdown could lead to losses in the lending market, including our own.

●	If we cannot generate sufficient revenue and cease operations, you may lose your entire investment.

●	We are highly dependent on our officers and directors.

The Notes will be issued in the minimum amount of $10,000, but may be less or greater than $10,000 at the discretion of the Manager. The features of the Notes are as follows:

●	The term of Notes is 60 months from the date of issuance.

●	Fixed interest rate of 8% per annum, payable monthly.

●	Early redemption request available after 1 month, without any penalty, subject to 90 days’ notice. The Company will accept such early redemption request subject to cash availability and business operations.

●	Prior to maturity, the Noteholder must deliver a 90-day notice, or it will be subject to automatic renewal.

●	The Company may call the Note prior to maturity in whole or in part, at any time or from time to time.

The Company will typically issue Notes on the same or next day, after deposit by the Company of the subscriber’s payment check or receipt of a wire transfer and the check or wire transfer is collected by the Company’s bank. See “SUMMARY OF NOTES” below. Interest shall be calculated on the basis of a 365-day year.

Investor may request early redemption of its Note at any time after the initial 1-month term by giving the Company at least 90 days prior written notice. The Company, subject to available funds, may return the funds to the Investor upon expiration of the 90-day notice period. An Investor may request redemption of its Note with 90 days’ notice without penalty subject to availability of cash on hand. The Company cash position and the availability of cash to return to investors is based on monies that are currently in a liquid account. The Company’s business is to make loans which are not liquid assets. If the Company’s money is in loans and there is not enough funds in a liquid account, the Company would need to wait until the funds became available either from interest it collects on loans or one or more of its loans paying off in full. If the Company does not have available funds to honor Investor’s redemption request upon expiration of the 90-day period, the Company will honor the redemption request and return the Investor’s funds as soon as cash becomes available to the Company. Such redemption will occur at a first-come, first-served basis.

The Company is offering the Notes directly to investors through its website at https://pinefinancialgroup.com/investors/investment-process/ on an ongoing and continuous basis. The Notes will be issued at their principal face value, without a discount, and are not being sold through commissioned sales agents or underwriters. See “PLAN OF DISTRIBUTION” below.

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	Price to Public	Underwriting Discount and Commissions[12]		Proceeds to Issuer or Other Persons
Per Note	$10,000	1	%*	$9,900
Maximum broker & affiliate commissions and fees		$550		$4,125 ,000
Total Minimum	No minimum	$0		No minimum
Total Maximum	$75,000,000	$0		$75,000,000

Offering expenses to be borne by the Manager without consideration are estimated at approximately $17,500. These will be paid solely by the Manager and will not be passed down to the Company. The Company will not reimburse the Manager for the offering costs.

There will be no public market for the Notes. The Notes will not be transferable without the prior written consent of the Company. The Company’s consent will be withheld for reasons considered appropriate by the Company. These reasons may include the Company’s determination that such transfer might result in a violation of any state, Federal, or other applicable securities law. The Company reserves the right to withdraw or terminate the offering hereby at any time and may reject any offer to purchase Notes in whole or in part.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Offering Statement has been qualified.

Rule 3a4-1

Generally speaking, Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of the officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of the Company’s officers or directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of the Company’s officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, such officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. The officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

1 DealMaker Securities LLC, referred to herein as the Broker, is engaged for administrative and compliance related services in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to one percent (1%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees. The cash commissions and certain other fees in aggregate shall not exceed a maximum compensation limit for this offering of five and one-half percent (5.5%).

2 These figures were calculated on the total potential capital raise from the inception of PFG Fund V, LLC. However, at the time of this filing, $38,869,314.52 has already been raised. Therefore, future commissions will only be charged against the remaining fund capacity. As a result, total commissions are not anticipated to exceed $2,890,454.84.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,070,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

●	The end of the fiscal year in which our annual revenues exceed $1 billion.
●	The end of the fiscal year in which the fifth anniversary of our IPO occurred.
●	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.
●	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in PFG Fund V should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations, cash flows and financial condition.

In December 2019, COVID-19 was first reported in Wuhan, China, and on March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The outbreak has reached more than 160 countries and has led governments and other authorities around the world, including federal, state and local authorities in the United States, to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business closures, quarantines and shelter-in-place orders.

The impact of the COVID-19 pandemic and measures to prevent its spread could negatively impact our businesses in a number of ways. For example, if our borrowers find that such closings or lack of tenant payments effect their business, they may, in turn, elect to stop making payments on their loans. Further, if investors realize economic hardships due to the global pandemic, we may find it difficult to raise funds necessary to continue operations.

We are significantly dependent on Kevin Amolsch. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Kevin Amolsch. It would be difficult to replace Mr. Amolsch at such an early stage of development of PFG Fund V. The loss by or unavailability of Mr. Amolsch’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Amolsch could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Amolsch, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Amolsch, we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of Pine Financial Group, Inc., our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

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Our Manager will have complete control over the Company and will therefore make all decisions of which Noteholders will have no control.

Pine Financial Group, Inc., our Manager, shall make certain decisions without input by the Noteholders. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

Once the Notes are sold, the Company will have substantial indebtedness.

The substantial indebtedness of the Company could adversely affect its financial position and prevent it from fulfilling its obligations under the Notes. After this Offering, the Company will have a significant amount of indebtedness. The Company’s substantial indebtedness could have important consequences to any investor in the Notes. For example, it could:

●	limit the Company’s ability to borrow additional funds or obtain additional financing in the future;
●	limit the Company’s ability to provide loans;
●	limit the Company’s flexibility to plan for and react to changes in its business and industry; and
●	impair the Company’s ability to withstand a general downturn in its business and place it at a disadvantage compared to its competitors that are less leveraged.

In addition, the Company’s high level of debt requires it to dedicate a substantial portion of its cash flow to pay principal and interest on its debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes.

The Company may employ leverage, resulting in the Notes being subordinate to any debt incurred by the Company.

Any indebtedness incurred by the Company (e.g. through a credit line, borrowing from a financer, etc.) may expose the Noteholders to substantially greater risk. Any debt incurred by the Company will be senior to the Noteholders and will have priority of payment. If there are no sufficient cash flows generated from the operations of the Company and the Company has to pay Noteholders, it may affect the Company’s ability to make payment to Noteholders. In addition, leverage may involve restrictive covenants, interest obligations and other risks that are customary to organizations that employ leverage in financing their investments.

Financial failures of borrowers or the Company will hinder payments on the Notes.

An investment in the Notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If the Company becomes a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the Notes and may delay enforcement remedies under the Notes. Provisions under the bankruptcy code or general principal of equity that could result in the impairment of an investor’s rights include the automatic stay, avoidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations of the ability to collect unmatured interest or attorneys’ fees and forced restructuring of the Notes.

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The Notes may be recharacterized in the event the Company becomes insolvent which will lead to a loss for Noteholders/Investors.

Under any applicable law, the Notes have the risk of being recharacterized as equity interests in the Company, and the Investors thus being treated as owners of equity interests in the Company. In which case, in the case of insolvency or liquidation, the Investors, as owners of equity interests in the Company, may be treated as general creditors with last priority for purposes of liquidating distributions made in connection with insolvency.

The Company’s Manager, Pine Financial Group, Inc. and its CEO, Kevin Amolsch, have multiple conflicts of interest.

Kevin Amolsch, CEO of the Manager, is a principal of other entities and, as such, he may have a conflict of interest between his responsibility to manage the business to business loans of the Company for the benefit of the Investors and providing himself with a return on his investment in the Company. Pine Financial Group, Inc. is the manager to four other hard money funds. Pine Investments, LLC (“Pine Investments”) makes the type of loans contemplated by PFG Fund V in connection with this Offering. Pine Investments makes loans in both Colorado and Minnesota. The securities offered through Pine Investments are equity securities, with all profits payable to the members. Pine Financial Group, Inc does not currently taking a management fee in connection with its management duties with Pine Investments. The other funds managed by Pine Financial include PFG Fund IV, LLC, PFG Fund III, LLC and PFG Fund II, LLC. It makes loans similar to Pine Investments. Kevin Amolsch owns an LLC through which rental properties are held. That LLC, Advantage Homes, LLC, currently owns or controls 14 properties totaling 16 rental units.

Our CEO, Kevin Amolsch, will not devote his full working hours to the Company.

Mr. Amolsch will be free to manage and advise accounts other than the Company’s account, and may establish, operate, or provide services to, investment vehicles similar to the Company. While Mr. Amolsch will provide the Company with such time, care and attention as he reasonably believes is necessary for the successful operation of the Company, he will be under no obligation to spend any particular amount of time, care or attention on the business or operations of the Company.

Mr. Amolsch is active in other business endeavors. Accordingly, he will not devote his full attention to the operations of the Company, but will give such time as is reasonably necessary for the management of the affairs of the Company. Mr. Amolsch and any officers, managers, members, and employees of such persons may engage in transactions or investments, or cause or advise other customers to engage in transactions which may differ from, or be identical to, the transactions engaged in by the Company.

 The Company may suffer from a lack of capitalization.

Mr. Amolsch has made a nominal equity investment of $5,000 in the Company. Should the Company default on any of the payments due under the Notes; the Company will possess minimal equity capital and minimal assets in excess of the Investors’ investments. Furthermore, if the Notes are recharacterized as equity interests in the Company by judicial determination or other governmental determination, in the case of insolvency or liquidation, the Investors, as owners of equity interests in the Company, may be treated as general creditors with last priority for purposes of liquidating distributions made in connection with insolvency. With nominal capitalization, any liquidating distribution will be inadequate to return the Investors’ principal of their investments.

We may lack diversification due to limited to proceeds from Offering.

Our diversification will be limited by the number of Notes sold and by future income from operations. Thus, most or even all of our available funds may be invested in a limited number of specific income producing loans.

The notes are unsecured and we do not have an indenture agreement with any appropriate indentured trustee.

The Notes are unsecured obligations of the Company. In addition, the Notes are not subject to an indenture agreement and subsequently, the interests of potential investors will not be protected by an independent trustee.

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Our Manager is entitled to 100% of the distributable cash of the Company on a monthly basis.

Our Manager is entitled to 100% of the distributable cash of the Company. The Manager may be paid this monthly. Since all of our distributable cash, with the exception of a minimal amount of retained earnings, will be distributed to our Manager, we may not have enough cash to redeem Notes upon request. Although our Notes are to be redeemed within 60 months, Noteholders do have a right to request redemption any time after 1-month. There is no sinking provision to honor such redemption requests and no guarantee, since we lack liquidity, that redemption requests will be honored.

The real estate lending business is highly competitive.

The real estate lending business is highly competitive. Due to the nature of real estate lending, our profitability resulting from that aspect of our business will depend to a large degree upon the future availability of secured loans. We will compete with investors unrelated to us, institutional lenders and others engaged in the real estate lending business, some of whom have greater financial resources and experience than we do. Because real estate lending is a highly competitive business and institutional or other lenders may have other advantages over us in conducting their business and providing services to potential borrowers.

Consumer and spending preferences may fluctuate

Our operating results may fluctuate significantly from time to time as a result of a variety of factors, including competitive investment structures, foreclosures, regional unemployment, interest rates, decrease in conventional lending, and general economic conditions. There is no assurance that our services will be successful in marketing or that the revenue will be significant.

We may be subject to litigation risks from borrowers

We will act in good faith and use reasonable judgment in selecting borrowers in its lending and real estate activities. However, as a lender, we are exposed to risks of litigation by borrower for any warranted or unwarranted allegations regarding the term of the loans or actions or representations that we make in making, managing, or foreclosing on subject properties. It is impossible to foresee the allegations borrowers will bring against us, but we will use our best efforts to avoid litigation. If we are required to incur legal fees and costs, it may adversely impact on having the ability to make payment on the Notes.

Borrower may default on its loans.

If borrowers default under the loan, we may have to undergo foreclosure and/or modify the loan with borrower to re-form such loan. In such instance, we may be unable to collect payment and unable to service the Notes.

We may be unable to comply with various regulations laid forth in various states.

Our business is subject to multiple laws including regulations applicable to note servicers. The lending industry is heavily regulated by laws governing lending practices at the federal, state, and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced. Failure to comply with these laws could lead to loss of the property, legal fees, and other unexpected costs that could adversely affect investments. These laws and regulations to which we are subject include those pertaining to:

●	real estate settlement procedures;

●	fair lending;

●	compliance with federal and state disclosure requirements;

●	debt collection;

●	the establishment of maximum interest rates, finance charges, and other charges;

●	secured transactions and foreclosure proceedings; and

●	private regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

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Properties and/or loans may not be able to sell at its anticipated value.

Some properties and/or loans may not sell for the anticipated value. This may result in loss of principal and/or interest payment for the Noteholders.

There are unique risks associated with rehabilitation and construction loans

Rehabilitation loans involve particular risks, involving, among other things, the timeliness of the project’s completion, the integrity of appraisal values, whether or not the completed property can be sold for the amount anticipated, and the length of the ultimate sale process.

If rehabilitation work is not completed (due to contractor abandonment, unsatisfactory work performance, or various other factors) and all the loan funds have already been expended, then, in the event of a default, we may have to invest significant additional funds to complete rehabilitation work. Any such investment would be recuperated by us. If the value of an uncompleted property is materially less than the amount of the loan, even if the work were completed, then, upon a default, we might need to invest additional funds in order to recoup all or a portion of the investment. Default risks also exist when it takes a borrower longer than anticipated either to construct or resell the property, or if the borrower does not receive sufficient proceeds from the sale to repay the corresponding loan in full.

Participation in other loans may result in loss of control of the loans.

We may be participating in loans with other lenders. When participating in loans with other lenders, we may not have control over the determination of when and how to enforce a default. Depending on the terms of any participation agreement with the other lenders, other lenders may have varying amounts of input into such a decision-making process, including the ultimate decision-making power on if and when to enforce a default. If we participate with a lender an affiliate, it is possible that we would not be the lead lender.

We may be subject to diversification risks of our loan portfolio

We may participate in a limited number of loans and our lending activities may not be widely diversified. As a consequence, our aggregate return may be substantially adversely affected by the unfavorable performance of even a single investment. Our ability to diversify the risks of making investments will depend upon a variety of factors, including the size, characteristics, type and class of the investments being made, and with regard to short-term loans, the number and quality of borrowers in need of financing. We may not be able to make investments that would provide a desired level of diversification.

There are unique risks associated with commercial real estate market.

We may originate, purchase, make, or otherwise fund loans secured by commercial real properties. Concentration in commercial real property entails risks that are specific to the industry. For example, we may experience fluctuations in occupancy rates, rent schedules, and operating expenses, among other factors, which can adversely affect operating results of the commercial real property and the borrower’s ability to make payments on the loans. Operating performance will also depend on adverse changes in local population trends, market conditions, neighborhood values, national, regional or local economic and social conditions, federal, state or local regulations, controls or fiscal policies, including those affecting rents, prices of goods, fuel and energy consumption, environmental restrictions, real estate taxes, zoning and other factors affecting real property. Additionally, there may be a need for capital improvements and repairs, accounting for inflation, financial condition and profitability of tenants, uninsured losses, acts of nature such as floods and earthquakes, and other risks. Some or all of these factors may also affect the financial condition of borrower’s on loans secured by commercial real property and thus their ability to make payments on these loans.

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In addition, in the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

There are risks associated when selling loans, including buy-back clauses.

We may participate in the sale of loans with affiliates or third-parties, including institutions. In certain sales contracts there may be a buy-back clause which may be enforced by the purchaser of the loans, in the event that we breach a representation or warranty contained in such sale agreement. In that instance, we may be forced to repurchase one or more loans sold to the purchaser. The br each of a representation or warranty by our ability to originate new loans, collect fees, and strip interest income which we use to fund its operations and interest payment to the Noteholders.

We may not hold all required licenses.

We believe that we have either obtained the licenses necessary for (or are exempted from) participating lawfully in the business of business-purpose lending in each state in which we plan to make loans prior to commencing operations. This means that we may believe that our practice in a particular state are compliant with our current regime, it is possible that the regime may come under question from such state(s) or other regulatory authorities. We intend to monitor such regulatory activity closely, but we may fail to correctly or adequately anticipate regulatory actions in this developing arena.

Each state have their state usury laws.

Depending on the state, loans arranged by or through a mortgage lending licensee are generally exempt from the otherwise applicable state’s usury limitation. Should this exemption be repealed, we may no longer be able to originate loans in excess of the usury limit, potentially reducing its return on investment or forcing it to limit its lending or investing activities. In addition, some states have maximum interest rates that may be charged on a loan by a lender. If we were to exceed the maximum interest rate allowed by law in any of those states, it could become subject to penalties and fees, thus potentially reducing our return on its investment on a loan, or forcing us to limit its lending or investing activities.

There are general risks associated with real estate ownership.

There is no assurance that our owned properties will be profitable or that cash from operations will be available for payment to Noteholders. Because real estate, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of property interests. The marketability and value of our properties will depend upon many factors beyond our control, including, without limitation:

●	changes in general or local economic conditions;

●	changes in supply or demand for competing properties in a geographical area (e.g., as a result of over-building);

●	changes in interest rates;

●	the promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection, and occupational safety;

●	condemnation and other taking of property by the government;

●	unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a property difficult;

●	unexpected environmental conditions;

●	the financial condition of tenants, ground lessees, ground lessors, buyers, and sellers of properties;

●	changes in real estate taxes and any other operating expenses;

●	energy and supply shortages and resulting increases in operating costs or the costs of materials and construction;

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●	various uninsured, underinsured, or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and

●	imposition of rent controls.

There are risks associated with underdeveloped properties.

We may invest primarily in existing properties that require varying degrees of development. In addition, some properties may be under construction or under contract to be developed or redeveloped. Properties that involve development or redevelopment will be subject to the general real estate risks described above, and will also be subject to additional risks, such as unanticipated delays or excess costs due to factors beyond our control. These factors may include (without limitation):

●	strikes;
●	adverse weather;
●	earthquakes and other “force majeure” events;
●	changes in building plans and specifications;
●	zoning, entitlement, and regulatory concerns, including changes in laws, regulations, elected officials, and government staff;
●	material and labor shortages;
●	increases in the costs of labor and materials;
●	changes in construction plans and specifications;
●	rising energy costs;
●	delays caused by the foregoing (which could result in unanticipated inflation, the expiration of permits, unforeseen changes in laws, regulations, elected officials and government staff, and losses due to market timing of any sale that is delayed); and
●	delays in completing any development or renovation project will cause corresponding delays in the receipt of operating income and, consequently, the distribution of any cash flow by the Company with respect to such property.

Contaminated Properties may adversely affect us.

We presently do not intend to originate and/otherwise invest in loans secured by properties with known environmental conditions. Notwithstanding the foregoing, in the event a property is found to have environmental conditions and/or is contaminated after we have acquired and/or originated such loan, we may be required to take steps to complete the remediation of such property (or properties), in order to be able to sell the property to a third-party. We would plan to use contractors, service providers, and/or Affiliates to help us in evaluating, servicing, and managing issues associated with contaminated properties, who will be covered under their own insurance policies. However, costs related to remediating such properties will likely negatively impact our business operations, as unanticipated costs may arise.

In addition, if toxic environmental contamination is discovered to exist on a property underlying a corresponding loan, it might affect the borrower’s ability to repay the corresponding loan, and we could suffer from a devaluation of the loan security. To the extent that we are forced to foreclose and/or operate such a property, potential additional liabilities include reporting requirements, remediation costs, fines, penalties, and damages, all of which would adversely affect the likelihood that Noteholders would receive a return of capital on their Notes.

Of particular concern may be those properties that are, or have been, the site of manufacturing, industrial, or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner’s failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

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The state of the law is currently unclear as to whether, and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for cleanup costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity, or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents, pursuant to state law.

Compliance with the Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

Under the Americans with Disabilities Act of 1990 (“ADA”), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by us may not be in compliance with the ADA. If a property is not in compliance with the ADA, then we may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire, and life-safety codes, may occur, which could have adverse consequences to the Noteholders.

Dodd-Frank Wall Street Reform and Consumer Protection Act (amending the Federal Truth in Lending, Real Estate Settlement Procedures, and Equal Credit Opportunity Acts)

Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) created the Consumer Financial Protection Bureau (“CFPB”) and transferred regulatory and rulemaking authority for the federal laws regulating consumer mortgage lending to the CFPB. Title XIV of Dodd-Frank, the Mortgage Reform and Anti-Predatory Lending Act, provides for substantial amendments to the statutes and regulations which govern consumer-purpose loans secured by one to four residential properties.

Many of the final rules implementing the Dodd-Frank amendments took effect in January 2014. In part, the new rules require creditors to document and verify a consumer’s ability to repay the mortgage loan; require appraisals for all higher-cost and high cost loan transactions; restrict prepayment penalties on higher-cost loans and prohibit them on high-cost loans; require creditors to establish escrow accounts for all higher-cost and high-cost loan transactions; and require creditors to obtain written certification that a consumer has received homeownership counseling prior to closing a high-cost mortgage loan. Failure to comply with the new rules implemented in Regulation Z may subject us to, among other things, rescission of the loan and a loss of all finance charges and fees paid by the consumer.

Risks Related to Tenancy and Leaseholds

We may own and hold commercial real properties as a result of the Company’s lending activities, including REOs. Although we intend to divest these properties as soon as practicable, that may not always be the case, and we may have to manage the property and lease to tenants until sold. In such instances, there are risks associated with certain aspects of leases, including, without limitation:

●	Tenancy bankruptcy;
●	Cost of unlawful detainer and lessor remedies, including, breach of lease agreement covenants;
●	Risks of noncompliant eviction;
●	Contest of leases related to businesses and/or franchisees;
●	Unintended consequences of remedies provided under the lease agreements, including, borrower defaults; and
●	Occupancy risks, such that the real property may fail to stabilize and/or generate income.

All of the above risks will hinder the interest payment on the Notes.

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Borrower fraud will substantially and adversely affect our business operations

Borrowers and property developers supply a variety of information regarding the current rental income, property valuations, market data, and other information. We attempt to verify much of the information provided, but as a practical matter, cannot verify all of it, which may result in the information being incomplete, inaccurate, or intentionally false. Borrowers and developers may also misrepresent their intentions for the use of investment proceeds. We may not verify any statements by applicants as to how proceeds are to be used. If a borrower or developer supplies false, misleading, or inaccurate information, Noteholders may lose all or a portion of the investment in the loans.

When we finance a loan, its primary assurances that the financing proceeds will be properly spent by the borrower or developer are the contractual covenants agreed to by the borrower or developer, along with their business history and reputation. Should the proceeds of a financing be diverted improperly, the borrower or developer might become insolvent, which could cause the Noteholders to lose their entire investment.

Risks Related to the Notes and Real Estate Business in General

The profitability of lending activities is uncertain.

Because the majority of loans we intend to issue are hard money loans, we will be subject to a higher degree of risk than if we provided traditional loans. Hard money loans are subject to higher risks of default. A hard money loan is made based more on the collateral (i.e., property) to secure the loan than on the credit worthiness of the borrower. Instead of evaluating a loan’s risk based on a borrower’s financial position, we will look more to the asset backing the loan. As a result, traditional hard money borrowers may not qualify for traditional loans and have to turn to hard money lenders for funding. By their nature, these borrowers are at higher risk of default. As a result, we may be subject to a higher risk of default, which will result in costs of foreclosure to recoup the principal of the loan. If we have difficulty foreclosing on the property securing the loan or if we are caught in a down market and are unable to resell the property at a sufficient price to recoup the principal of the loan, we will experience a loss on the subject loan, which will affect our ability meet our payment obligations on the Notes.

There is a risk of default on any of the loans we make.

We are lending to borrowers that are providing notes that are secured by real estate. Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations. If we experience higher levels of defaults, delinquencies or losses from loans we issue than we anticipate, our profitability may be impaired. In the event that our portfolio of loans funded by the Proceeds of this Offering experience greater defaults, higher delinquencies or higher net losses than anticipated, our income could be negatively affected and our ability to distribute profits could be impaired.

This offering is a blind pool offering, and therefore, Investors will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering, we have not identified the assets we expect to acquire and because our Investors will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Investors’ investment may not generate returns comparable to our competitors.

Should a tax deed sale occur on a property securing one of our loans, the lien securing the Company’s investment could be removed from the subject real estate.

In the event a tax deed sale occurs on the subject real estate, the Company’s interest in the subject real estate may be eliminated. The Company will mitigate this risk by monitoring delinquent tax deadlines and expending capital to resolve issues before they lead to a tax deed sale.

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We may not maintain a sinking fund for the purposes of redemption at maturity.

We may not maintain a sinking fund for purposes of redemption, or otherwise. Accordingly, we may have inadequate cash from operations to redeem Notes as they mature.

The Company will reserve the right to prepay the Notes.

The Company reserves the right to make early repayment to any and all Investors before the maturity date set forth in the Notes without any additional payment or fee to the Investor. This means the Company has the right to hold the Investor’s money until the end of the maturity date set forth on the Notes or to make early repayment at its discretion without any penalty.

The Notes are arbitrarily valued.

The interest rates associated with each promissory note is arbitrarily assigned by the Company. It is not influenced by appraisals, licensed broker advice, legal counsel, and/or any other form of qualified evaluation.

The Notes are subject automatic renewal.

Unless the Noteholder elects to opt out of renewal by delivering a notice, the Notes will renew. In such event, the Noteholder will be subject to the same terms and conditions. Notwithstanding the foregoing, in the event the maximum offering amount has been reached, including those that are subject to automatic renewal, or the offering otherwise requires a re-qualification, the Company will suspend the automatic renewal provision until the Company is either re-qualified (or qualified, as applicable) with the Securities and Exchange Commission under the post-qualification amendment or through another offering by relying on the exemption under Regulation A, Tier II. Accordingly, the Noteholder will be subject to repayment of his, her, or its capital due to maturity of the Notes and will no longer be able to participate as the Noteholder of the Company.

The underlying property which secures our interest on a particular hard money loan may be insufficient.

If we are forced to foreclose on a defaulted loan, the proceeds from the foreclosure of the underlying property securing the loan may be inadequate to cover the principal amount of the loan resulting in loss and our income could be negatively affected and our ability to distribute profits could be impaired.

We will be subject to the risks associated with interest rate fluctuations.

If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected. Real estate lending rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments but may be unable to do so.

The lending business is a highly regulated industry. If we do not comply with applicable regulations, we could be subject to fines or other regulatory actions.

Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender’s advertising and marketing efforts, and the proper securitization or our loans could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability. States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state. These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the manner in which loans are closed and serviced. Our Managers will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state. If we fail to comply with all such regulations and rules in any particular state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

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We may be subjected to accounting and collecting errors.

If we experience problems with our accounting and collection systems, our ability to pay interest on the Notes may be impaired. Potential problems with our in-house loan accounting and collection systems could materially and adversely affect our collections and cash flows. Any significant failures or defects with our accounting and collection systems could adversely affect our results of operations, financial conditions and cash flows and our ability to distribute profits to the Members and Noteholders.

Risks Related to Our Corporate Structure

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

●	restrictions on the nature of our investments; and
●	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment company;
●	adoption of a specific form of corporate structure; and
●	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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Risks Related to Failure to Comply with SEC Regulations

The Company’s initial offering was qualified on June 3, 2021, and given the Company did not have any material changes to its offering circular, and upon the advice of counsel, it did not file a post-qualification amendment until March 15, 2023. In addition, due to accounting delays by the accounting firm, certain periodic reports were filed late. If no other Securities Act exemption is available for securities sold after the initial qualification period ended, then such sales may not have been made in compliance with Section 5 of the Securities Act. The aggregate amount of sales sold after June 3, 2022 was $24,976,838. Purchasers may be entitled to obtain recession or damages if the investor in fact sold securities for less than he purchased them.

By purchasing shares in this Offering, Noteholders are bound by the arbitration provisions contained in the Subscription Agreement and the Promissory Notes which limit a Noteholder’s ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares in this Offering, Noteholders agree to be bound by the arbitration provisions contained in our subscription agreement and our operating agreement (each an “Arbitration Provision” and collectively, the “Arbitration Provisions”). Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this Offering, the Company’s holdings, its Notes, ongoing operations and the management of the Company’s investments, among other matters and limit the ability of Noteholders to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the Arbitration Provision is contained in the Notes, such Arbitration Provision will also apply to any purchasers of shares in a secondary transaction.

By agreeing to be subject to the Arbitration Provisions, Noteholders are severely limiting their rights to seek redress against the Company in court. For example, a Noteholder may not be able to pursue litigation for any claim in state or federal courts against the Company, the Manager, or their respective directors, managers, officers, and employees including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede a Noteholder’s ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Colorado, in the county of Jefferson. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving a Noteholder (or persons claiming through or connected with the Noteholder), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the Noteholder’s subscription agreement, the Company and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that Noteholder may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, the Company believes that the Arbitration Provisions are enforceable under federal law, the laws of the State of Colorado, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Subscription Agreement or the Notes with respect to the Arbitration Provisions or otherwise requiring Noteholders to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

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Further, potential Noteholders should consider that Subscription Agreement and the Notes restricts the ability of the Noteholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by the Company or its Manager. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual Noteholders who wish to pursue claims against the Company.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, NOTEHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

There are risks associated exclusive forum provision under Section 11 of the Promissory Note.

Section 11 of the Promissory Note indicates that for any claim or cause of action arising from the Note, such claim will be subject to Colorado laws and that the jurisdiction will be in Wheat Ridge, Colorado. Despite the fact that the Promissory Note provides for this exclusive forum provision to the applicable to the fullest extent permitted by applicable law, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, Section 22 of the Securities Act of 1933, as amended, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this Section 11 of the Promissory Note would not apply to claims brought to enforce a duty or liability created by the Exchange Act or Securities Act for which the courts have such jurisdictions. The Noteholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we lend may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, flooding, tornadoes, snowstorm, and sinkholes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lender’s title insurance policy and will require that owners of property securing its loans maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its loans will be made exclusively by the Manager. Certain types of losses that may impact the security for the loans could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its loans.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the loans may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

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Further, when a borrower defaults on a loan, it is likely they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the loan may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

Risks Related to Taxes

Tax consequences will vary from investor to investor. Individual Noteholders are encouraged to consult a tax professional prior to investing.

There are risks associated with the tax aspects of an investment in the Company that are complex and will not be the same for all prospective investors. Each prospective investor is advised to consult its own tax advisors before investing in the Company.

The Officers believe that the Company’s debt should be classified as a bond purchase, and to that end the Officers fully expect that the interest payments will be considered ordinary income and subject to the progressive tax system and tax rate that applies to the Investor.

Potential investors should also be aware that the Company is not a so-called “tax shelter” investment intended to generate net losses that could be used to offset income from other sources. It is, therefore, expected that the cash distributions to investors generated from the Company’s activities will not be classified by the IRS as “passive” income, notwithstanding the general rule that income derived by an Investor is passive in nature. As a result, it is expected that an Investor will not be able to use passive losses from other sources to offset Company interest payments.

Federal and state tax laws are changing continuously as a result of new legislation, new regulations, and new administrative and judicial pronouncements. These changes may affect the Company and its Investors. All tax matters affecting the Company and, through it, its Investors, are and will be subject to such change. Potential Investors should discuss the particular tax implications for them of any investment in the Company with their tax advisors. See “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES.”

Unforeseen Circumstances

While we have enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, Noteholders may be negatively affected by changes in any of the following: (i) laws, rules and regulations; (ii) regional, national and/or global economic or health factors and/or real estate trends; (iii) the capacity, circumstances and relationships of our partners; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations or prevailing equity or bond market conditions; or (v) the presence, availability, or discontinuation of real estate and/or housing incentives.

We continuously encounter changes in its operating environment, and we may have fewer resources than many of its competitors to continue to adjust to those changes. Our operating environment is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the our ability to address the needs of its borrowers, sponsors, and clients by adapting to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. We may not be able to effectively react to all of the changes in its operating environment or be successful in adapting its products, services, and approach.

THE FOREGOING LIST OF RISK FACTORS AND POTENTIAL CONFLICTS OF INTEREST REPRESENT A COMPLETE EXPLANATION OF THE MATERIAL RISKS AND OTHER FACTORS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS OFFERING STATEMENT IN ITS ENTIRETY BEFORE DECIDING TO INVEST IN THE COMPANY.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Notes offered under this offering.

If the maximum amount of Notes are sold under this Offering, the purchasers under this Offering will own 100% of the Notes outstanding.

If the minimum amount of Notes are sold under this Offering, the purchasers under this Offering will own 100% of the Notes outstanding.

The Manager believes that if the maximum amount of the Notes are sold under this Offering, the price per Note value will be $10,000 per Note for a total of $75,000,000.

PLAN OF DISTRIBUTION

PFG Fund V intends to offer its Notes on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f). The Offering will open upon qualification by the SEC.

PFG Fund V have engaged DealMaker Securities LLC (the “Broker”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and a member of Financial Industry Regulatory Authority (“FINRA”), to perform certain administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. Broker will receive a cash commission equal to one percent (1%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees. The cash commissions and certain other fees in aggregate shall not exceed a maximum compensation limit for this offering of five and one half percent (5.5%). Please see “Plan of Distribution” for additional information. The Broker is not participating as an underwriter or placement agent in this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this Offering Circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to the company.

Commissions and Discounts

The following table shows the total maximum discounts, commissions, and fees payable to DealMaker Securities LLC (the “Broker”) and its affiliates, as well as certain other fees in connection with this Offering by the Company.

	Per Note	Total
Public offering price	$10,000.00	$75,000,000.00
Maximum broker and affiliate commissions and fees,	$700.00	$4,125,000.00

Proceeds, before other expenses	$9,300.00	$70,875,000.00

Other Terms

DealMaker Securities, LLC (the “Broker”), a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the administrative and compliance related functions in connection with this offering, and as broker-dealer of record, but not for underwriting or placement agent services:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

●	Coordinating with third party agents and vendors in connection with performance of services;

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●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●	Providing a dedicated account manager; and

●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

●	Such services shall not include providing any investment advice or any investment recommendations to any investor.

We have agreed to pay Broker and its affiliates fees consisting of the following:

●	A one-time $33,000.00 compliance consulting fee to assist the Company with the following:

o	Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

o	Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

o	White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

o	Consulting with our Company on question customization for investor questionnaire;

o	Consulting with our Company on selection of webhosting services;

o	Consulting with our Company on completing template for the Offering campaign page;

o	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

o	Providing advice to our Company on preparation and completion of this Offering Circular;

o	Advising our Company on how to configure our website for the Offering working with prospective investors;

o	Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.tech, an affiliate of the Broker;

o	Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering; and

o	Working with our personnel and counsel in providing information to the extent necessary.

The Broker will receive a cash commission equal to one percent (1%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees described specifically in the agreement with Broker filed as an exhibit to the Offering Statement of which this Offering Circular forms a part, based on the actual number of investors accepted into the Offering and the methods of payment in connection therewith. Total payment processing expenses incurred in connection with the Offering, which are payable to an affiliate of the Broker, are expected to be approximately three (3%) percent of the Offering proceeds. The aggregate fees payable to the Broker and its affiliates, including the fees described above and additional fees described in the agreement relating to technology services and marketing services, will not exceed five and one-half percent (5.5%) of the Offering, or a maximum of $4,125,000.00, in the event that the Offering is fully subscribed.

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●	A Monthly Platform Hosting and Maintenance Fee of $2,000 per month for use of DealMaker’s tech software, tracking, and full analytics suite.

 After the Commission has qualified the Offering Statement, the Offering will be conducted using the online subscription processing platform of Novation Solutions Inc. O/A DealMaker, an affiliate of the Broker, through our website at https://pinefinancialgroup.com/investors/investment-process/, whereby investors in the Offering will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price for the Shares will be made through a third-party processor by ACH debit transfer or wire transfer or credit card to an account designated by us. The Broker is not participating as an underwriter or placement agent in the Offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to potential investors. All inquiries regarding the Offering should be made directly to our Company.

●	For each subscription processed, there are also the following Transaction Fees relating to the processing of payments through third-party processors:

General:

●	$15 per electronic signature executed on DealMaker platform
●	$15 per payment reconciled via DealMaker platform

Payment Processing:

●	2.00% of total for Secure bank-to-bank payments
●	4.50% of total for Credit Card processing
●	1.00% of total for express wires
●	$50.00 for investor refunds
●	$5.00 for failed payment fee
●	$250 for a full reconciliation report

AML Searches:

$2.50 for Individual searches

$5.00 for Corporate searches

A one-time $30,000.00 compliance consulting fee and $20,000 per month to assist the Company with the following:

●	Assisting the Issuer to implement conversion events and campaign tracking
●	Consulting on landing page tests for conversion rate improvements
●	Coordinating with Campaign Platform Provider to develop and optimize campaign page(s)
●	Assisting the Issuer to Integrate DealMaker webhooks to build Investor funnel and tracking of investor progress/status
●	Providing status reports on the individual campaign vehicles (e-mail, paid social, etc.)
●	Ongoing monthly communication for updates, strategic planning, implementations, and execution of marketing budget.

As set forth above, the maximum possible underwriting compensation payable to the Broker and its affiliates, in the aggregate, is $4,125,000. These assumptions were used in estimating the fees due in the “Use of Proceeds to Issuer.” Included in the fees we have agreed to pay, but not payable directly to affiliates of the Broker, are third-party costs, including, but not limited to, charges payable to payment processors, interchange networks, banks, and other vendors who are not affiliated with the Broker of us.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company and the selling stockholders for their use.

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In order to invest you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the investor’s principal residence).

 Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or credit card will be returned to subscribers within 30 days of such rejection without deduction or interest.

DealMaker Securities LLC (the “Broker”) has not investigated the desirability or advisability of investment in the Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Common Stock. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

The Notes are self-underwritten and are being offered and sold by PFG Fund V on a “best efforts” basis. No compensation will be paid to PFG Fund V, PFG Fund V’ Manager, or any affiliated company with respect to the sale of the Notes. This means that no compensation will be paid with respect to the sale of the Notes to Kevin Amolsch or his companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither PFG Fund V, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

PFG Fund V also plans to access Pine Financial Group, Inc.’s and Kevin Amolsch’s current network of real estate investors of which he already has a pre-existing relationship to solicit investments. PFG Fund V, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. PFG Fund V plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website.

Please note that PFG Fund V will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

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However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available. The screens within the PFG Fund V website will be PFG Fund V project specific, including the “Home,” “How PFG Fund V Works,” “Invest,” “Blog,” and “FAQ” pages. The policies, management, and contact sections will also be PFG Fund V specific.

Prior to the acceptance of any investment dollars or Subscription Agreements, PFG Fund V will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $75,000,000.

PFG Fund V is a statutory underwriter and will be required to comply with all obligations imposed on statutory underwriters under the 33 Act. No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. Upon request, we will also provide updated financial statements to all Note holders and prospective Note holders.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to $75,000,000 in Notes offered will vary depending upon the total number of Notes sold. Our Manager has agreed to bear the costs associated with this Offering and therefore, those costs are not reflected in this Use of Proceeds table. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Notes. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum	10%	25%	50%	75%	100%
Gross Proceeds	$10,000	$7,500,000	$25,000,000	$37,500,000	$56,250,000	$75,000,000
Offering Expenses[1]	$—	$—	$—	$—	$—	$—
Selling Commissions & Fees	$700	$525,000	$1,750,000	$2,250,000	$3,093,750	$4,125,000
Net Proceeds	$9,300	$6,975,000	$23,250,000	$35,250,000	$53,156,250	$70,875,000
Funding Real Estate Loans/Lending Activities[2]	$7,800	$6,945,000	$23,210,000	$35,125,000	$52,906,250	$70,575,000
Working Capital	$500	$25,000	$25,000	$100,000	$200,000	$250,000
Legal and Accounting[3]	$1,000	$5,000	$15,000	$25,000	$50,000	$50,000
Total Use of Proceeds	$10,000	$7,500,000	$25,000,000	$37,500,000	$56,250,000	$75,000,000

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(1)	These costs assume the costs related with completing this Form 1-A as well as those costs related to the services our legal costs at $17,500. These will be borne by the Manager and will not be passed to the Company. The Company will not reimburse the Manager for the offering costs. To date, the Manager’s contributions have been $5,000 and was used to purchase the LLC Interests of the Company. It is the intent of Manager to provide for these offering expenses in exchange for LLC Interests in the Company.

(2)	We plan to lend to borrowers in accordance with the business plan stated herein, with the proceeds from this Offering.

(3)	Costs for accounting and legal fees for the duration of the Offering.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

As of the date of this Offering Circular, the Manager has paid for all of the expenses on behalf of the Company and the balance will be paid by the Manager regardless of the number of Notes sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our Manager will not receive any compensation for their efforts in selling our Notes.

We will pay the offering expenses regardless of the amount of Notes we sell. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. Statements of operations and balance sheet data from inception through the period ended December 31, 2021 are derived from our audited financial statements; statements of operations and balance sheet data from December 31, 2021 to June 30, 2022 are derived from unaudited financial statements.

	As of Dec. 31, 2022	As of Dec. 31, 2021	As of Dec. 31, 2020

TOTAL ASSETS	$48,988,580	$25,016,964	$5,000

TOTAL LIABILITIES	$47,854,250	$24,966,278	$0

TOTAL MEMBERS’ EQUITY	$1,134,330	$50,686	$5,000

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$48,988,580	$25,016,964	$5,000

	Period Ended Dec. 30, 2022	Period Ended Dec. 31, 2021	Period Ended Dec. 31, 2020

Revenues	$4,289,452	$925,442	$0

Expenses	$3,210,808	$879,756	$0

Net Income (Loss)	$1,078,644	$45,686	$0

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

OVERVIEW

PFG Fund V, LLC was formed in the State of Colorado on August 26, 2020 for the purpose of engaging in the business of providing short-term secured real estate lending in Colorado and Minnesota as the Company’s operations expand, loans may be made on properties located in other states as the market evolves, (“Hard Money Lending”) to real estate investors. The Company may also manage, remodel, develop, lease, renovate, repair, and/or sell real properties acquired through the Company’s lending activities, including, but not limited to, properties acquired through foreclosure and real estate owned (“REO”). The Company actively participates in the servicing and operational oversight of our assets through our manager, Pine Financial Group, Inc. (“Pine Financial”), rather than subrogate those responsibilities to a third party.

Results of Operations

The Company filed an offering statement on Form 1-A, or the Offering Statement, with the United States Securities and Exchange Commission, or the SEC, on January 15, 2021, which offering statement was qualified by the SEC on June 3, 2021. Pursuant to the Offering Statement, we offered, on a “best-efforts” basis up to $75,000,000 in principal amount of unsecured, non-convertible, fixed-rate promissory notes (the “Notes”) of PFG Fund V. Proceeds from the sale of the Notes was used to make and originate loans secured by interests in real property located throughout the United States, with a primary focus in Colorado and Minnesota.

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As of December 31, 2022, the Company had issued 503 promissory notes. The notes have terms of 60 months and bear an interest of 8.00% per annum, interest payable only monthly. The notes have varying maturity dates, with the principal and accrued and unpaid interest due in full on demand after the maturity date. As of December 31, 2022, and 2021, $37,614,200 and $22,813,690 notes were issued and outstanding, respectively. The promissory notes mature at various dates throughout December 2027. The cash generated by these Note sales is utilized to originate loans secured by interests in real property.

As of December 31, 2022, the Company has lines of credit with 3 financial institutions and can receive advances under the agreements up to a combined maximum of $30,500,000 based on the Company’s underlying collateral. The lines are monthly interest payment only, at variable interest rates. As of December 31, 2022, the interest rate ranges between 8.00% and 8.5% on the lines. As of December 31, 2022, the lines expire at various dates through December 2025.

As of December 31, 2022, the Company has a note payable with a financial institution. The principal is $2,000,000 and is secured by the company’s assets. The note payable bears interest at Prime Rate plus 1.75% per annual floating daily or 5%, whichever is greater. As of December 31, 2022, the interest rate was 9.25%. The note is monthly interest payment only and matures on November 12, 2023.

As of December 31, 2021, the Company had one line of credit with a financial institution and could receive advances under the agreement up to a combined maximum of $2,000,000. As of December 31, 2021, the interest rate was 5% on the line of credit agreement.

The agreements contains certain financial covenants concerning minimum interest coverage ratio and minimum net worth requirements, which need to be met combined with a related party. All of which were met as of December 31, 2022.

Mortgage loans receivable consist of notes to individuals, limited liability companies and corporations secured by deeds of trust, bearing interest at various rates ranging from 10.00% to 15.00% per annum. These notes have original maturity dates through January 2024. Unfunded commitments were $7,685,811 and $4,537,550 as of December 31, 2022 and 2021, respectively.

Of the total mortgage loan receivable of $47,858,514 as of December 31, 2022, $42,380,419 mature in 2023 and $4,791,000 mature in 2024.

Liquidity and Capital Resources

The Company is seeking to raise up to $75 million of capital by selling Notes to Investors. We deploy most of the capital to make, purchase, originate, acquire, or sell loans secured by interests in real property located throughout the United States, with a primary focus in Colorado and Minnesota. The Company may also manage, remodel, develop, lease, renovate, repair, and/or sell real properties acquired through the Company’s lending activities, including, but not limited to, properties acquired through foreclosure and real estate owned (“REO”).

There is no public market for units of the Company, and none is expected to develop in the foreseeable future. No public market currently exists for our Notes. The Company has set a minimum investment requirement of $10,000.00 but may accept subscriptions for less or greater amount at the discretion of our Manager. Therefore, purchasers of our Notes may be unable to sell their securities because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and all continuing debt service obligations, including the debt service obligations of the Notes. However, our ability to finance our operations is subject to some uncertainties such as the performance of the mortgagor related to each of our assets and the economic and business environments of the various markets in which our underlying collateral properties are located.

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Trend Information

Recent economic trends and developments may have adverse impacts on the Company and its operations including, without limitation, historically high inflation, rising interest rates, increased costs of materials and construction, inflated property values and rapidly fluctuating real-estate markets, low supply of housing stock, tight labor markets and rising wages.

As a result of the global outbreak of a new strain of coronavirus, COVID-19 and its variants, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has evolved, and the after-effect of the outbreak presents material uncertainty and risk with respect to our future financial results and capital raising efforts. We are unable to quantify the impact COVID-19 may have on us at this time. However, the extent of the impact of COVID-19 outbreak on operations of the Company will depend on future developments, including the duration and spread of the outbreak, related advisories and restrictions, government actions, the impact on financial markets and the overall economy, all of which are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s operations can be affected. Depending on the severity and length of the outbreak, the novel coronavirus may continue to present uncertainty and risk with respect to the Company, its performance, and its financial results in the future.

With the exception of the foregoing, there currently are no other events or uncertainties that we are aware of that will materially or adversely impact the lending operations of the Company nor are we aware of any events or uncertainties that would cause any of the reported financial information to not be indicative of future operating results.

Despite the current economic and market trends, we expect PFG Fund V, LLC to continue to grow its debt obligation as we sell more Notes, and increase its assets based on loans originated as outlined in the Offering.

Related Party Transactions

The Company receives certain operating and administrative services from the Manager, some of which may not be reimbursed to the Manager. The Company’s financial position and results of operations would likely be different without this relationship with the Manager.

Servicing Fee

The Manager earned $374,000 in servicing fees for the year ended December 31, 2022.

Transfer from PFG FUND III

In the months of July and August 2021, mortgage loans receivable in the amount of $13,869,902 were purchased from PFG Fund III, an affiliate.

Related Party Receivable

During the year ended December 31, 2021, $2,000,000 proceeds from line of credit was deposited into an affiliate’s account. As of December 31, 2021, $150,000 remained and was transferred to the Company’s bank account in February 2022.

Other Related Party Transactions

During the year ended December 31, 2022, the company sold one loan of $243,000 at par to PFG Fund II, LLC, an affiliate. During the year ended December 31, 2022, the company purchased three loans totaling $747,000 from PFG Fund II, LLC.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Employees

We are an emerging growth company currently being developed and currently have no salaried or waged employees. The management company, Pine Financial Group, Inc has nine (9) full time employees, three (4) independent contractors and two (2) offices. Our sole officers and directors currently serve the Company for no fixed compensation.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by any member or, in the case of this Offering, Noteholders.

We will seek out real estate entrepreneurs (borrowers) that are in need of capital for the real estate projects. We will lend Company capital to borrowers. Such borrowing will be evidence by a note and deed of trust or mortgage secured by real property.

We intend to evaluate each lending opportunity/investment in the following manner:

1.	Obtain current information on the owner/borrower of the property.
2.	Determine if the underlying property is in need of rehab and if so, to what extent.
3.	Evaluate the legal climate in the state which the property is located.

Further, potential investors should be advised:

a)	We have no intention of initiating personal loans to other persons.
b)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
c)	We have no intention to underwrite securities of other issuers.
d)	We do not intend to engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
e)	We do not intend to offer our securities in exchange for property.
f)	We do not intend to acquire other securities of other funds.
g)	We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

We will update our Investors via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

Leverage

The Company may borrow funds for purposes of making and purchasing loans and may assign all or a portion of its loan portfolio as security for such loan(s). The Company anticipates engaging in this type of transaction when the interest rate at which the Company can borrow funds is significantly less than the rate that can be earned by the Company when using those funds to make or acquire loans, giving the Company the opportunity to earn a profit as a “spread.” For purposes of illustration, these transactions will typically be loans secured by one or a series of loans belonging to the Company. Such a transaction involves certain elements of risk. (See “Risk Factors”).

In addition, the Company may elect to employ leverage and borrow funds from third party lenders, financial institutions or Affiliates to finance the Company’s investment in loans, cash management, or other general company purposes. Leverage usually involves a third party loan in which all or a portion of the Company’s asset portfolio is provided as security to the lender for such loan(s). Leveraging involves additional risks that are detailed in this Memorandum.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we foreclose on a property, which we hope to be rare, we may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property. The purpose of such financing would be for rehabilitation of the underlying property and for other sales costs so that we may successfully and profitably dispose of a property.

Conflicts of Interest

The following is a list of some of the important areas in which the interests of its Manager and its Affiliates may conflict with those of the Company.

Loan Origination and Renewal Commissions and Forbearance Fees

The Manager and/or its Affiliates will have the sole and absolute discretion to determine whether or not to make, acquire or sell a particular loan or property. However, none of the Manager’s compensation set forth under “Manager’s Compensation” was determined through arms-length negotiations. Any increase in these payments may have a direct, adverse effect upon the interest rates that borrowers will be willing to pay the Company, thus may reduce the overall rate of return to Investors. Conversely, if the Company reduces the loan fees charged, a higher rate of return might be obtained for the Company and the Investors. Accordingly, this conflict of interest will exist in connection with every transaction the Company participates in.

Company Management Not Required to Devote Full-Time

The Manager is not required to devote its capacities full-time to the Company’s affairs, but only such time as the affairs of the Company may reasonably require.

Loan Servicing by the Company or Manager

The Manager has reserved the right to retain other firms in addition to, or in lieu of, the Manager acting as the loan servicer to perform the various brokerage services, loan servicing and other activities in connection with the Company’s investment portfolio that are described in this Memorandum. Such other firms may or may not be affiliated with the Company or Manager. Loan servicing firms not affiliated with the Company or Manager may provide comparable services on terms more favorable to the Company. The Manager has very wide discretion in determining which entity (including, but not limited to, the Manager itself, an Affiliate of the Manager, or an unaffiliated third party) will service the loans.

Other Companies & Partnerships or Businesses

The Manager, principals, directors, officers or Affiliates may engage, for their own account or for the account of others, in other business ventures similar to that of the Company or otherwise, and neither the Company nor any Noteholder shall be entitled to any interest therein. As such, there exists a conflict of interest on the part of the Manager because there may be a financial incentive for the Manager to arrange or originate transactions for private investors and other mortgage funds. Further, the Manager may be involved in creating other mortgage or real estate funds that may compete with the Company.

 The Company will not have independent management and it will rely on the Manager and its managers, principals, directors, officers and/or Affiliates for the operation of the Company. The Manager and these individuals/entities will devote only so much time to the business of the Company as is reasonably required. The Manager may have conflicts of interest in allocating management time, services and functions between various existing companies, the Manager and any future companies which it may organize as well as other business ventures in which it or its managers, principals, directors, officers and/or Affiliates may be or become involved. The Manager believes it has sufficient staff to be fully capable of discharging its responsibilities.

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Purchase, Sale and/or Hypothecation of Loans

The Company and its managers, principals, directors, officers and/or Affiliates may sell, buy or hypothecate loans (use loans as collateral for another loan) to the Company, provided that such loans meet the then-existing underwriting criteria of the Company. The Company may pay a price greater or less than the remaining balance on such loans. The price at which existing loans are bought and sold is normally a function of prevailing interest rates and the term of the loan. Therefore, the Company or its managers, principals, directors, officers and/or affiliates, may make a profit on the sale of an existing loan to the Company. There will be no independent review of the value of such loans or of compliance with the conditions set forth above.

Lack of Independent Legal Representation

Investors and the Company have not been represented by independent legal counsel to date. The use of the Manager’s counsel in the preparation of this Memorandum and the organization of the Company may result in a lack of independent review. Investors are encouraged to consult with their own attorney for legal advice in connection with this Offering. Also, since legal counsel for the Manager prepared this Offering, legal counsel does not and will not represent the interests of the Noteholders at any time.

Conflict with Related Programs

The Manager and its managers, principals, directors, officers and/or Affiliates may cause the Company to join with other entities organized by the Manager for similar purposes as partners, joint venturers or co-owners under some form of ownership in certain loans or in the ownership of repossessed real property. The interests of the Company and those of such other entities may conflict, and the Company controlling or influencing all such entities may not be able to resolve such conflicts in a manner that serves the best interests of the Company.

Other Services Provided by the Manager or its Affiliates

The Manager or its Affiliates may provide other services to persons dealing with the Company or the loans. The Manager or its Affiliates are not prohibited from providing services to, and otherwise doing business with, the persons that deal with the Company.

Sale of Real Estate to Affiliates

In the event the Company becomes the owner of any real property by reason of foreclosure on a Company loan or otherwise, the Manager’s first priority will be to arrange for the sale of the property for a price that will permit the Company to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the Manager may, but is not required to, arrange a sale to persons or entities controlled by it, (e.g. to another limited liability company formed by the Manager for the express purpose of acquiring foreclosure properties from lenders such as the Company). The Manager will be subject to conflicts of interest in arranging such sales since it will represent both parties to the transaction. For example, the Company and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. The Manager’s decision will not be subject to review by any outside parties. The Company may sell a foreclosed property to the Manager or an Affiliate at a price that is fair and reasonable for all parties, but no assurance can be given that the Company could not obtain a better price from an independent third party.

Conflicts with Other Programs

The Company may be in conflict with other funds, including, Pine Investments, LLC, PFG Fund II, and PFG Fund IV, LLC (“Affiliate Funds”). These Affiliate Funds have substantially similar business criteria and objectives as that of the Company. Accordingly, the Company will maintain the following policies to avoid certain conflicts of interest:

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i)	Our Manager and affiliates do not own or have an interest in properties that the Company will lend.

ii)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii)	No affiliate of the Company acts (a) as an underwriter for the Offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

iv)	The compensation plan for the Manager currently does not create a conflict between the interests of the Manager and that of the Company.

v)	The Manager will make reasonable efforts to mitigate the conflict of interest, by first looking at the overall purposes and lending criteria, including loan-to-value ratios, type of loans, risk profile, available cash, and other financial metrics to determine whether the Company or the Affiliate Funds may be best suitable for such lending activities. However, please note that it is impossible to eliminate the conflicts of interest altogether. Accordingly, the Noteholders and the Company may lose certain lending or real estate opportunities to the Affiliate Funds.

Kevin Amolsch, is the sole principal (the “Principal”) of the Pine Financial Group, Inc (“Manager.”) of the Company and, as such, he may have a conflict of interest between his responsibility to manage the business to business loans of the Company for the benefit of the Investors and providing himself with a return on his investment in the Company. Pine Financial Group, Inc. is the manager to four other hard money funds. Pine Investments, LLC (“Pine Investments”) makes the type of loans contemplated by PFG Fund V in connection with this Offering. Pine Investments makes loans in both Colorado and Minnesota. The securities offered through Pine Investments are equity securities, with all profits payable to the members. Pine Financial Group, Inc. does not currently take a management fee in connection with its management duties with Pine Investments. Two other funds managed by Pine Financial are PFG Fund II, LLC and PFG Fund IV, LLC. They both make loans similar to Pine Investments. Pine Financial Group is paid an annual management fee equal to 2% of the total funds invested under management. All remaining profits are paid to the fund investors. The other fund is PFG Fund III, LLC which is similar to PFG in that it makes the type of loans contemplated by PFG Fund V in connection with this Offering and also offered notes at an 8% rate. Pine Financial Group is compensated managing that fund by retaining all profits for operations.

Kevin Amolsch is the owner of an LLC through which rental properties are held. That LLC, Advantage Homes, LLC, currently owns or controls 14 properties totaling 16 rental units.

DESCRIPTION OF BUSINESS

Background Overview

PFG Fund V, LLC was formed in the State of Colorado on August 26, 2020 for the purpose of engaging in the business of providing short-term secured real estate lending in Colorado and Minnesota as the Company’s operations expand, loans may be made on properties located in other states as the market evolves, (“Hard Money Lending”) to real estate investors. The Company may also manage, remodel, develop, lease, renovate, repair, and/or sell real properties acquired through the Company’s lending activities, including, but not limited to, properties acquired through foreclosure and real estate owned (“REO”). The Company actively participates in the servicing and operational oversight of our assets through our manager, Pine Financial Group, Inc. (“Pine Financial”), rather than subrogate those responsibilities to a third party.

Through our affiliation with Pine Financial, we have access to a large database of potential borrowers, which currently stands at approximately 5,400 in Colorado and 1,600 in Minnesota, and plan to make short-term secured rehab loans (“Hard Money Loans” or “Loans”) to these potential borrowers and other borrowers. This database was compiled by collecting email addresses from people that have shown interest in our loan or in fixing and flipping houses. These email addresses have come from offline networking events, online networking forums, and our website. Most of these prospects have not yet been qualified to borrow from us. They are simply people in the areas in which we lend that have shown interest.

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The Company is managed by Pine Financial through its sole principal Kevin Amolsch. Pine Financial is an established lender based in the Denver area. Pine Financials ability to evaluate potential loan candidates and underlying assets stems from Kevin Amolsch’s experience and his leadership team’s experience. Mr. Amolsch started analyzing private money loans in 2006 while working at Lassiter Mortgage before starting Pine Financial Group, Inc in 2008. As the founder and owner of Pine Financial Group, Inc, Mr. Amolsch was responsible for reviewing every loan that was considered and approved by Pine Financial. Under Mr. Amolsch’s leadership, Pine Financial has only taken 26 properties, out of the 1,690 loans originated, back through foreclosure or deed in lieu of foreclosure for a default rate of 1.54%. Of the 26 defaults resulting in repossession, 14 have been foreclosure and 12 have been deed in lieu. The deed in lieu takes about 7 days to complete at a cost of $150 to $200. The foreclosure process takes between 5 and 6 months in Colorado and 11 to 12 months in Minnesota with the owner redemption period and will cost the company between $3,500 and $4,000. Pine Financial will handle all aspects of the repossession and liquidation process for all defaults.

The Company will fund loans as funds from the note Offering readily become available. As the Company waits for funds to be raised pursuant to this Offering, it will identify and evaluate Loans for funding. Proceeds from the offering will satisfy cash requirements for the next 12 months since Company’s business does not require high overhead expenses. The Company may do everything necessary and suitable for the accomplishment of the primary purpose or any other purpose, which we may accomplish, which shall, at any time, appear conducive to, or expedient for, the protection or benefit of the Company.

Our loans will have maturity dates of nine months to two years from the origination date. We do not charge prepayment penalties and it is not uncommon for our borrowers to pay off the loan prior to maturity. The note rate is between 10% and 12.9% annual, with interest only payments due monthly. If we do not get a monthly payment by the end of the fifth day of the month it is due, there is a late fee charged in the amount of 10% of the payment amount. If there is a payment default, the borrower will receive a demand letter stating: (a) that there is a default, (b) the amount needed to cure the default which will be the payment plus the late fee, (c) the date which the default must be cured which is 5 days from the receipt of the demand letter, and (d) that failure to cure the default will result in acceleration of the full loan amount. We do not currently have maximum or minimum loan amounts or total amounts that we will loan to one borrower.

To date Pine Financial has originated 2264 loans worth $ 835,849,908.20. Out of these loans, Pine Financial has had 41 loans, totaling $17,128,610.00, which resulted in foreclosure or deed in lieu of foreclosure.

Pine Financial’s ability to evaluate potential loan candidates and underlying assets stems from Kevin Amolsch’s experience and his leadership team’s experience. Mr. Amolsch (Pine Financial’s principal) started analyzing private money loans in 2006 while working at Lassiter Mortgage before starting Pine Financial Group, Inc in 2008. As the founder and owner of Pine Financial Group, Inc, Mr. Amolsch was responsible for reviewing every loan that was considered and approved by Pine Financial. Under Mr. Amolsch’s leadership, Pine Financial has only taken 39 properties, out of the 2143 loans originated, back through foreclosure or deed in lieu of foreclosure for a default rate of 2.15%. Of the 39 defaults resulting in repossession, 25 have been foreclosure and 14 have been deed in lieu. The deed in lieu takes about 7 days to complete at a cost of $150 to $200. The foreclosure process takes between 5 and 6 months in Colorado and 11 to 12 months in Minnesota with the owner redemption period and will cost the company between $3,500 and $4,500. Pine Financial will handle all aspects of the repossession and liquidation process for all defaults.

In the next 12 months, the Company will fund Hard Money Loans as funds from this Offering readily become available. As the Company waits for funds to be raised pursuant to this Offering, it will identify and evaluate Loans for funding. Proceeds from the offering will satisfy cash requirements for the next 12 months since Company’s business does not require high overhead expenses.

The Company may do everything necessary and suitable for the accomplishment of the primary purpose or any other purpose, which we may accomplish, which shall, at any time, appear conducive to, or expedient for, the protection or benefit of the Company.

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Company Objective

PFG Fund V, LLC was formed to offer passive investment opportunities to qualified investors. We will continue to focus on providing a very specialized loan to a small group of borrowers. The Company’s primary objectives are:

●	Generate significant profits by lending to rehab investors with short-term loans at high interest rates in Colorado, Minnesota, and other states as the Company expands.
●	To become the most reliable and well-known rehab lender in Colorado, Minnesota, and other states as it scales.
●	Realize profits and a high rate of return for investors from day one.

Mission Statement

To provide a high-yield and secure investment while supporting the community through property rehabilitation.

Investment Criteria

Our typical Loan will be made to a real estate investor intending to buy and repair a single family home. Occasionally we will finance small, established builders with new construction projects. These are typically financially stable borrowers with years of building experience. Our borrowers will typically have good credit, income to support the loan, and liquid reserves in case something goes wrong. We loan the purchase and repairs, but never loan more than 70% of the property’s after repaired value (ARV). After repaired value is determined by an independent third party appraiser or non-certified appraiser doing an appraisal on the real property or the Manager or commercial or residential real estate broker giving his, her, or its opinion of the value of the real property. Our loan guidelines are as follows:

●	Up to 70% loan-to-value ratio of the after repaired value (*exceptions apply)
●	Up to 100% of purchase and repairs (loan-to-cost ratio)
●	Residential 1-4 family homes (**exceptions apply)
●	Borrower must have a 680 credit score (***exceptions apply)
●	Borrower must have 10% of the loan amount in reserves in a liquid account
●	Borrower must document income
●	Full appraisal required on every deal (****exceptions apply)
●	Repair money is held in escrow and released in draws as the work is completed
●	Borrower must have experience or be working with someone with experience

*The Manager or the Company may exceed the loan-to-value ratio if the Manager determines in its sole business judgment that a higher loan amount is warranted by the circumstances of that particular loan, such as being able to secure multiple properties (called “cross-collateralization”, personal guaranties, prior loan history with the borrower, market conditions, if mortgage insurance is obtained, or other compensating factors that would support the Manager in making its decision in the best interest of the Company.

** In a very rare case we will make loans on other types of real estate. We do not generally lend on land or commercial buildings but will consider.

*** There are exceptions to our minimum credit requirement if the borrower has compensating factors. Examples of these factors include a high amount of liquid reserves or lower loan to value levels. These exceptions are made on a case-by-case basis by management.

**** There is an exception to our appraisal requirement. We will not require a full appraisal if we are capping our loan at 90% of the purchase price. In these cases, the client is covering the rehab out of pocket. We still require a full interior valuation to include analyzing 3 comparable sold properties and 1 active or under contract comparable.

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We make loans subject to the criteria below. However, substantial portion of our loans will be first lien position loans. Any liens, with the exception of Government or Homeowners Associations liens, placed on a property that we have a loan on will be subordinate to us. There will not be construction or any other type of loans in additional to our loans that would take a priority position. We require a lender title policy on every deal we do that insures our senior lien position.

The below are our additional criteria and standards we use for our lending activities:

●	Lien Priority. Loans will primarily be secured by senior deeds of trust or mortgages that are first lien positions. We may fund loans secured by second deeds of trust or mortgages; provided, that, our first position loans are secured by the same property.
●	Title Insurance. We will obtain satisfactory title insurance coverage for all loans. This insurance will usually be paid by the borrower. The title insurance policy will name us as the insured and provide title insurance in an amount not less than the principal amount of the loan unless there are multiple forms of security for the loan, in which case the Manager shall use its sole business judgment in determining whether and to what extent title insurance shall be required. Title insurance insures only the validity and priority of the deed of trust or mortgage and does not insure us against loss from other causes, such as lost profits, diminution in the value of the secured property, loan defaults, and other such losses.
●	Fire and Casualty Insurance. Satisfactory fire and casualty insurance of usual and customary terms and amounts will be obtained for all improved real property loans which insurance will name us as its loss payee in the amount equal to the improvements on the real property.
●	Acquisition of Loans. We may, from time to time, purchase loans from third parties or an Affiliate subject to the lending requirements set forth herein.
●	Fractional / Multi-Lender Interests. We may also invest in or divest away multi-lender/fractionalized notes secured by real property with other lenders by funding, originating, purchasing, or selling a fractional or undivided interest in such position that meets the requirement herein.

Market Discussion

The Industry

There is a high demand for private money rehab loans because it is the only type of financing available for many real estate investors. A rehab loan is a loan used to purchase a distressed property and make repairs. This is true for 2 primary reasons:

(a) High Leverage - Private money lenders are more concerned with the deal than the amount of down payment. Conventional lenders will typically require a 20% or more down payment from the real estate investor. Some private lenders will approve loans with no down payment at all.

(b) No Income - Because these are short term loans private lenders are less concerned with a debt to income ratio and more concerned with a solid strategy to pay back a loan. Conventional lenders and banks have strict debt to income ratio requirements which range from 36% to 45%. A debt to income ratio is calculated by taking the total monthly debt coverage divided by the borrower’s income. Some real estate investors do not show a consistent income and therefore cannot borrow conventional money.

 A typical hard money borrower is a small real estate developer that is either fixing and flipping houses or building new residential real estate. We see typical hard money borrowers stick to one to four family residential properties. Typical hard money borrowers can be anything from extremely qualified with great credit, income and assets to very little income, assets and bad credit. Small real estate investors borrow from hard money lenders because of the high leverage lending, the ability to close quickly, the flexibility with the underwriting as discussed in the investment criteria section above or a combination of the three. Default rates with hard money loans and hard money lenders vary.

We are seeing investors incorporating both buy-and-flip (buying a house to resell) and buy-and-hold (buying a house to keep as an investment and rent to a tenant) strategies when acquiring properties. Although our loan terms do not vary, our loans would work for either strategy.

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Colorado

There are several solid reasons we believe Colorado is a great place to be lending money. Colorado is one of very few markets that had minimal impact to the 2008 housing crash, which is a great indicator to its resilience. Colorado does not seem to experience the booms and busts other areas have seen. According to Zillow, from January 2007 to January 2012 there was a $19,000 difference in median home values in Colorado ($226,000 to $207,000) while the average United States median home value has varied $44,000 ($195,000 to $151,000) over the same period. Some markets saw extreme variations, including California with a $212,000 median variation over the same period ($518,000 to $306,000). The officers of Pine Financial Group have been investing and doing business in Colorado for the last 19 years.

Although the current environment does not resemble the credit crises in 2018, COVID-19 has put people on high alert. In some respects, the pandemic has caused greater financial harm with record breaking stimulus and unemployment numbers, which is reason for concern. Colorado is not alone in the fact that housing has been the bright spot through the current crises.

On average, there is less than one month of inventory. A balanced market is four months, indicating that Colorado continues to show strong market conditions with the expectation of further appreciation. Although the inventory is tight, our clients are still locating deals with significant spreads between wholesale (foreclosures/short sales) and retail (nice, rehabbed homes) prices. This is ideal for the “fix and flip” investor or small builder.

There are several additional points about the Colorado market worth mentioning:

●	According to US News and World Reports, Colorado is ranked number 1 for best economy.
●	According to CNBC, Colorado is the 5th best state for business.
●	August home sales volume in Denver was the highest it has ever been, despite record low inventory, indicating the strength of housing though the COVID pandemic.
●	Detached housing has seen annual appreciation of 14%.
●	Colorado unemployment is 3% lower than the national average.
●	Colorado saw major inventory reduction across all counties. Denver was down a whopping 40.5% in 2019, and it is not catching up. Colorado needs more clean rehabbed houses.

Minnesota

Generally speaking, the market is not as strong in Minnesota as it is in Colorado, but there is very little choice in local hard money lenders, making it much easier for us to conduct business.

Although the housing market may not be as strong, it is still rock solid from management’s perspective. Across the entire Twin Cities metro area and all price ranges there is a supply of 1.9 months. Months of supply is the best indicator of market strength. It accounts for both supply and demand. The number represents how long it would take to exhaust all inventory if no new supply were added to the market. As mentioned above, a neutral, or stable market is considered four months of inventory. As long as months of inventory stays under four, we would expect to see stable to rising prices. The average home in the Twin Cities sits on the market less than one month! Housing values have increased nearly 7% in the last year and there are no signs of that slowing. So far COVID-19 has had no noticeable impact to housing in the Twin Cities.

One concern about the Minnesota market is the long redemption period after a foreclosure. If we need to foreclose on a property, we can get to the foreclosure sale in less than four months, but there is a six-month owner redemption period after the sale, before we take possession. Currently Pine Financial Group, Inc is experiencing a 1.57% default rate, meaning we reposes the property on 1.57% of the loans we originate. We have originated over 1,650 loans. The majority of the defaults are deeded back to us in lieu of foreclosure. We have only experienced a 0.79% foreclosure rate, meaning less than 1% of the loans we have originated ended up in the foreclosure process. Although the long redemption period is a concern in Minnesota.

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Sales and Marketing Approach

Our loans are originated, serviced, and underwritten on behalf of PFG Fund V, LLC by Pine Financial. Pine Financial plans on running pay-per-click advertising campaigns through Google and Facebook as one of its principal marketing strategies. These advertisements will drive potential borrowers to our websites where they have the potential of entering our sales funnel with the potential of becoming clients. Pine Financial will also post online classified advertisements each week as well as leverage its memberships in various area investment clubs where we plan on passing out flyers to potential borrowers and will seek exposure to potential clients via the groups’ websites. Finally, Pine Financial will host a variety of educational events including monthly networking meetings as well as Hard Money Lending and other educational classes. If needed we can expand the marketing with additional speaking engagements, classes and a direct mail campaign.

Pine Financial has a commission-based sales force in Colorado and Minnesota. Having a sales team allows us to attend multiple networking groups and provide a high level of service to our clients. Because of its positive reputation, Pine Financial has generated the majority of its business from repeat clients and new referrals and is often asked to speak to groups about its loans and contributions to the real estate investment community.

Loan Process

PFG Fund V acts as a private wholesale mortgage company lending money to the borrowers through a retail channel of mortgage brokers. The primary broker is Pine Financial, the managing member of PFG Fund V. We will continue to be flexible and open up lending opportunities through other brokers as we see fit. All loans originated are underwritten pursuant to the same guidelines and Pine Financial will personally interview all potential borrowers. All fees paid to mortgage brokers are paid by the borrower and PFG Fund V has no commission expenses. In addition, no fees will be payable to Pine Financial Group if PFG Fund V elects to purchase previously originated loans or utilize its services.

Because PFG Fund V acts as a private lender, it will not be held to the same lending standards institutional lenders are held to. A typical institutional lender will follow Fannie Mae and/or Freddie Mac underwriting guidelines. Hard money lenders are all privately funded companies making loans to non-owner occupied borrowers. There are no standard underwriting guidelines for hard money lenders, except that most hard money lenders, as a practical matter, only loan to non-owner occupied borrowers and most adhere to a 70% or less loan to value ratio. Please see the table below under the competition section to see what other hard money lenders are doing in Colorado and Minnesota. Many hard money lenders do not even pull credit reports or document assets or income of the potential borrower.

Competition

The Company typically faces competition from two sources: (a) institutional lenders (such as banks or credit unions) and (b) other private investors. Regarding institutional lenders, the current borrowing climate involving institutional lenders is highly restrictive. According to the Fannie Mae the underwriting guideline Eligibility Matrix which took effect August 7, 2018, some of the restrictive guidelines to real estate investors include: (these guidelines are based on a single-family purchase, 30 year fixed rate loan)

●	85% loan to value;
●	They will not loan any cost of construction;
●	680 credit score (mid score of all three credit bureaus);
●	6 months of Principal, Interest, Taxes, and Insurance in liquid reserves;
●	Maximum loan of $417,000;
●	No foreclosures in the last 7 years;
●	No bankruptcies in the last 4 years;
●	Property cannot be titled in the name of an LLC, Corporation or Trust;

This is just a sample of the restrictive guidelines and is not exhaustive. The Fannie Mae Selling Guide (commonly known as the underwriting manual), is ~1,310 pages of guidelines. According to the clients we have interviewed, conventional lenders and banks are currently difficult and fickle to work with regardless of the investor’s creditworthiness or collateralizing assets. The Company was specifically created to fill the void created by the strict conventional environment.

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With respect to other non-institutional lenders, we compete based on terms (pricing, points, maturity) and relationship / reputation.

Below is a chart comparing the terms of our Loans with those of what we perceive as our principal competitors in the Colorado and Minnesota markets. These are all considered non-traditional or private money lenders. This data comes from interviews with the lenders or, where possible, directly from their websites.

Colorado Competition

Company	LTV	LTC	Points	Rate	Term (months)
Pine Financial Group	70%	100%	2	12.90%	9
Merchants Mortgage	N/A	70%	1.5	11.00%	12
Aloha*	75%	90% of Purchase 100% of repairs	2-3	6.99%	9-24
Boomerang Capital	70%	85%	2	10.00%	6
Lead Funding**	70%	100%	2	12.00%	12

* Aloha is a concern as they advertise slightly better pricing. However, feedback that we have received from clients that have tried them has not been positive. Apparently, they are not transparent with their pricing. While they advertise 6.99% rates, we have not heard of anyone actually obtaining that rate. The rate commonly paid is between 10% and 12%. They also seem to be understaffed and have a slow draw process.

**Lead Funding has slightly better pricing and only competes with us on price. They too have a difficult draw process. They also require four (4) months of interest to be paid in advance.

Minnesota Competition

Company	LTV	LTC	Points	Rate	Term (months)
Pine Financial Group	70%	100%	4	12.90%	9
Merchants Mortgage	N/A	70%	1.5	11.00%	12
Renovo	70%	75%	2-4	9.00%+	8
Capital Lending Group	70%	80%-90%	3.5-5	10%-16%	6
CCM	70%	85%	2-5	10%+	12

Our biggest competitive advantage is our network and reputation. Since most of these loans are private money, competitors tend to run out of money. We have a large supply of money between our funds and other available cash. We rarely turn down business because of a lack of funds. We have an extremely positive reputation for getting deals done.

We understand that building relationships with successful real estate investors is the key to a thriving business. Business is much smoother and easier if we have the same clients coming back over and over. We have a high level of repeat and referral business because we compete with quality and transparency.

Employees

We are an emerging growth company currently being developed and currently have no salaried or waged employees. The management company, Pine Financial Group, Inc has three full-time employees, three independent contractors and two offices. Our sole officers and director currently serve the Company for no compensation.

 Intellectual Property

The Company’s operations do not depend upon patents or copyrights. Certain information about the way the Company does business is considered by the Company to be unique and proprietary, including knowledge related to the marketing, origination and servicing of our Hard Money Loans. The Company intends to require its future key employees or consultants to sign non-disclosure or non-competition agreements with restrictions on divulging the Company’s confidential information. The Company is not a party to any license agreement, nor does the nature of its business require expenditure of funds for research and development.

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Regulation

Extensive federal, state and local regulations cover the Company’s business, including regulations that cover the acquisition, management and sale of real estate.

Legal Proceedings

There is no past, pending or threatened litigation which has had or may have a material effect upon the Company’s business, financial condition or operation.

We currently do not have any Notes. We do not lease or own any real property. We do not pay rent for our corporate headquarters which is leased by our Manager because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

CERTAIN LEGAL ASPECTS OF THE COMPANY LOANS

Each of the Company’s loans will be secured by, among other things, a deed of trust, mortgage, leasehold deed of trust or leasehold mortgage, or security agreement. The deed of trust and the mortgage are the most commonly used real property security devices. A deed of trust has three parties: a debtor, referred to as the “trustor”; a third party, referred to as the “trustee”; and the lender, referred to as the “beneficiary.” The trustor irrevocably grants the property until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee’s authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary. The Company will be the beneficiary under all deeds of trust securing Company loans. In a mortgage loan, there are only two parties: the mortgagor (borrower) and the mortgagee (lender).

In the United States, each individual State law determines how a mortgage is foreclosed. The route usually requires a judicial process, but varies from state to state. For properties located in the United States, some States have a statute known as the “one form of action” rule, which requires the beneficiary of a collateral lien to exhaust the security under the security lien (i.e., foreclose on the property) before any personal action may be brought against the borrower. Foreclosure statutes vary from State to State. Loans by the Company secured by mortgages will be foreclosed in compliance with the laws of the State where the real property collateral is located.

Special Considerations in Connection with Junior Encumbrances

In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and more junior deeds of trust (“junior encumbrances”). By its very nature, a junior encumbrance is less secure than a more senior lien. If a senior lien holder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lien holder will receive nothing. Because of the limited notice and attention given to foreclosure sales, it is possible for a junior lien holder to be sold out, receiving nothing from the foreclosure sale, although all legal methods of recouping the Company’s investment will be exhausted. By virtue of anti-deficiency legislation, discussed above, a junior lien holder may be totally precluded from any further remedies.

Accordingly, a junior lien holder (such as the Company in certain cases) may find that the only method of protecting its security interest in the property is to take over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences its own foreclosure, making adequate arrangements either to (1) find a purchaser for the property at a price which will recoup the junior lien holder’s interest, or (2) to pay off the senior encumbrances so that the junior lien holder’s encumbrance achieves first priority. Either alternative may require the Company to make substantial cash expenditures to protect its interest. (See “Business Risks” above.)

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The Company may also make wrap-around mortgage loans (sometimes called “all-inclusive loans”), which a junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his, her, or its property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing secured loans plus the amount actually to be advanced by the Company. The borrower will then make all payments directly to the Company, and the Company in turn will pay the holder of the senior encumbrance. The actual ultimate yield to the Company under a wrap-around mortgage loan will likely exceed the stated interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the Company. State laws generally require that the Company be notified when any senior lien holder initiates foreclosure.

If the borrower defaults solely upon his, her or its debt to the Company while continuing to perform with regard to the senior lien, the Company (as junior lien holder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lien, the property remains subject to all liens senior to the foreclosed lien. Thus, if the Company were to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

The standard form of deed of trust used by most institutional lenders, like the one that will be used by the Company or its affiliates, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazards insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan in respect of the Company. The amount of such proceeds may be insufficient to pay the balance due to the Company, while the debtor may fail or refuse to make further payments on the damaged or condemned property, leaving the Company with no feasible means to obtain payment of the balance due under its junior deed of trust. In addition, the borrower may have a right to require the lender to allow the borrower to use the proceeds of such insurance for restoration of the insured property.

“Due-on-Sale” Clauses

The Company’s forms of promissory notes and deeds of trust, like those of many lenders, contain “due-on-sale” clauses, which permits the Company to accelerate the maturity of a loan if the borrower sells, conveys or transfers all or any portion of the property, but may or may not contain “due-on-encumbrance” clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses has been the subject of several major court decisions and legislation in recent years.

(1) Due-on-Sale: Federal law now provides that, notwithstanding any contrary pre-existing state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985. On the other hand, acquisition of a property by the Company by foreclosure on one of its loans may also constitute a “sale” of the property, and would entitle a senior lien holder to accelerate its loan against the Company. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, the Company may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

(2) Due-on-Encumbrance: With respect to mortgage loans on residential property containing four or less units, federal law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although many of the Company’s junior lien mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by properties that do not qualify for the protection, including (without limitation) small apartment buildings or commercial properties. Junior lien mortgage loans made by the Company may trigger acceleration of senior loans on properties if the senior loans contain valid due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration are anticipated to be minor. Failure of a borrower to pay off the senior loan would be an event of default and subject the Company (as junior lien holder) to the risks attendant thereto. It will not be customary practice of the Company to make loans on non-residential property where the senior encumbrance contains a due-on-encumbrance clause. (See “Special Considerations in Connection with Junior Encumbrances.”)

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Prepayment Charges

Loans may provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loan. The Manager reserves the right, but has no obligation, at its business judgment to waive collection of prepayment penalties. Applicable federal and state laws may limit the prepayment charge on residential loans. For commercial or multi-family loans there is no federal law that limits the prepayment amount charge, but applicable state laws may vary.

Bankruptcy Laws

If a borrower files for protection under the federal bankruptcy statutes, the Company will be initially barred from taking any foreclosure action on its real property security by an “automatic stay order” that goes into effect upon the borrower’s filing of a bankruptcy petition. Thereafter, the Company would be required to incur the time, delay and expense of filing a motion with the bankruptcy court for permission to foreclose on the real property security (“relief from the automatic stay order”). Such permission is granted only in limited circumstances. If permission is denied, the Company will likely be unable to foreclose on its security for the duration of the bankruptcy, which could be a period of years. During such delay, the borrower may or may not be required to pay current interest on the Company loan. The Company would therefore lack the cash flow it anticipated from the loan, and the total indebtedness secured by the security property would increase by the amount of the defaulted payments, perhaps reaching a total that would exceed the market value of the property.

In addition, bankruptcy courts have broad powers to permit a sale of the real property free of the Company’s lien, to compel the Company to accept an amount less than the balance due under the loan and to permit the borrower to repay the loan over a term which may be substantially longer than the original term of the loan

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following discussion is a summary of the federal income tax considerations material to an investment in the Notes. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this Offering.

Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our Noteholders. The federal and state income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a Noteholder’s particular circumstances. Further, no representations are made in this Offering as to local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens or residents of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen or resident are cautioned to consult their own personal tax advisors before investing in the Notes.

Investors should note that we do not intend to request a private letter ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to Noteholders and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

Each prospective investor is urged to consult with the investor’s personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our Notes. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

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We will furnish to each Noteholders and any assignee of Notes on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to companies.

Neither our Manager, its officers, directors, nor its affiliates are providing tax advice to prospective investors, and the Manager recommends Noteholders consult with their tax advisors with respect to the impact of any relevant legislation on Noteholders’ investments and the status of legislative, administrative, judicial or regulatory developments and proposals and their potential effect on an investment in the Company.

Interest Income on the Notes

Subject to the discussion below applicable to “non-U.S. holders,” interest paid on the Notes will generally be taxable to you as ordinary income as the income is paid if you are a cash method taxpayer or as the income accrues if you are an accrual method taxpayer.

However, a note with a term of one year, which we refer to in this discussion as a “short-term note,” will be treated as having been issued with original issue discount or “OID” for tax purposes equal to the total payments on the note over its issue price. If you are a cash method holder of a short-term note you are not required to include this OID as income currently unless you elect to do so. Cash method holders who make that election and accrual method holders of short-term Notes are generally required to recognize the OID in income currently as it accrues on a straight-line basis unless the holder elects to accrue the OID under a constant yield method. Under a constant yield method, you generally would be required to include in income increasingly greater amounts of OID in successive accrual periods.

Cash method holders of short-term Notes who do not include OID in income currently will generally be taxed on stated interest at the time it is received and will treat any gain realized on the disposition of a short-term note as ordinary income to the extent of the accrued OID generally reduced by any prior payments of interest. In addition, these cash method holders will be required to defer deductions for certain interest paid on indebtedness related to purchasing or carrying the short-term Notes until the OID is included in the holder’s income.

There are also some situations in which a cash basis holder of a note having a term of more than one year may have taxable interest income with respect to a note before any cash payment is received with respect to the note. If you report income on the cash method and you hold a note with a term longer than one year that pays interest only at maturity, you generally will be required to include OID accrued during the original term as ordinary gross income as the OID accrues. OID accrues under a constant yield method, as described above.

Treatment of Dispositions of Notes

Upon the sale, exchange, retirement or other taxable disposition of a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and your adjusted tax basis in the note. Your adjusted tax basis of a note generally will equal your original cost for the note, increased by any accrued but unpaid interest (including OID) you previously included in income with respect to the note and reduced by any principal payments you previously received with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be short-term or long-term capital gain or loss, depending on whether the note had been held for more than one year or for one year or less.

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Non-U.S. Holders

Generally, if you are a nonresident alien individual or a non-U.S. corporation and do not hold the note in connection with a United States trade or business, interest paid and OID accrued on the Notes will be treated as “portfolio interest” and therefore will be exempt from a 30% United States withholding tax. In that case, you will be entitled to receive interest payments on the Notes free of United States federal income tax provided that you periodically provide a statement on applicable IRS forms certifying under penalty of perjury that you are not a United States person and provide your name and address. In addition, in that case you will not be subject to United States federal income tax on gain from the disposition of a note unless you are an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met. Interest paid and accrued OID paid to a non-U.S. person are not subject to withholding if they are effectively connected with a United States trade or business conducted by that person and we are provided a properly executed IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax. If you are a non-U.S. corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for lower rate.

Reporting and Backup Withholding

We will report annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements any information that may be required with respect to interest or OID on the Notes.

Under certain circumstances, as a holder of a note, you may be subject to “backup withholding” at a 28% rate. Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish on IRS Form W-9 or a substitute Form W-9 your Social Security number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a non-United States person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to certain exempt recipients, such as tax-exempt organizations, and to certain non-United States persons. Backup withholding is not an additional tax and may be refunded or credited against your United States federal income tax liability, provided that you furnish certain required information.

This federal tax discussion is included for general information only and may not be applicable depending upon your particular situation. You are urged to consult your own tax advisor with respect to the specific tax consequences to you of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Legislation Involving Payments to Certain Foreign Entities

We are required to deduct and withhold a tax equal to 30% of any payments made on our Notes to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign institution or entity is acting as an intermediary), and any person having the control, receipt, custody, disposal, or payment of any gross proceeds of sale or other disposition of our Notes is required to deduct and withhold a tax equal to 30% of any such proceeds, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. You are encouraged to consult with your own tax advisors regarding the possible implications of these requirements on an investment in the Notes.

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SUMMARY OF NOTES

General

This Offering Statement relates to the offer and sale of up to $75,000,000 in principal amount of unsecured, non-convertible, fixed-rate promissory notes (the “Notes”) of PFG Fund V, LLC, a Colorado limited liability company (the Company). The following is a brief summary of the features of the Notes provided below, which is qualified in its entirety by the terms and provisions of the actual Note provided to such Noteholder at the time of subscription. In the event of any conflict between the short summary presented below and the actual terms and provisions of the Note, the latter shall govern.

Interest

The Company intends to borrow money from Noteholders at a fixed interest rate of 8% per annum. Interest shall be made on the unpaid principal balance which will begin to accrue when the investment proceeds have been delivered to the Company by the Investor, following the Company’s acceptance of the subscription agreement.

Payment Frequency

Interest is payable monthly. Interest payments shall be calculated and due as of the end of each month, prorated for any partial month, with payments payable by the 5th of the succeeding month.

Unsecured Notes

The Notes represent nonrecourse unsecured debt obligations of the Company. Noteholders do not have any security interest in any Company assets.

Extension

Noteholders shall automatically renew and extend their entire Note investment, unless the Noteholder provides a written notice to the Manager at least Ninety (90) days prior to the maturity of the Note. Notwithstanding the foregoing, in the event that the offering requires re-qualification from the Securities and Exchange Commission, or if the maximum offering amount has reached, including due to the automatic renewal of the Company’s existing Notes, the Company will suspend the automatic renewal until the offering of Notes is either re-qualified under the post-qualification amendment, or otherwise qualified under Regulation A, Tier II exemption.

Reinvestment Option

A Noteholder may purchase the Note with a reinvestment option whereby the Company will (under the Noteholder’s election) retain 100% of the interest payable and credit the principal balance due and owing to the Noteholder. The retained interest payment will be accumulated commencing on the date of issuance of the Notes until the maturity of the Note.

Noteholder Early Redemption Request

Investor may request early redemption of his, her, or its Note at any time after the 1-month period by giving the Company at least 90 days prior written notice. The Company, subject to available funds, may return the funds to the Investor upon expiration of the 90-day notice period. The Company cash position and the availability of cash to return to investors is based on monies that are currently in a liquid account. The Company’s business is to make loans which are not liquid assets. If the Company’s money is in loans and there is not enough funds in a liquid account, the Company would need to wait until the funds became available either from interest it collects on loans or one or more of its loans paying off in full. If the Company does not have available funds to honor Investor’s redemption request upon expiration of the 90-day period, the Company will honor the redemption request and return the Investor’s funds as soon as cash becomes available to the Company.

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Upon the request for redemption, the Company will begin holding cash from disposed loans immediately after such a request is received. The Company will deposit the principal balance, plus any owed accrued interest, from disposed loans into a liquid account such as a separate money market or checking account in the name of the Company until such time the Company has sufficient funds to redeem individual Notes. At the time of a balance to pay an individual Note with accrued interest, the Company will release funds to the Noteholder and transfer to Noteholder’s account via wire, automatic clearinghouse (“ACH”) payment, or pay via check, as agreed between the Company and the Noteholder. At such time, the Note shall be considered redeemed. Notes will be redeemed on a “first come, first serve” basis. The Company will maintain a record of communication from Noteholders regarding redemption requests. Redemption requests from Noteholders must be in writing. The Company will acknowledge receipt of such a request.

The Notes will be offered on an ongoing and continuous basis directly by the Company, with no minimum amount to be sold, and will be subordinated to all other debt of the Company.

Note Ownership

 The Company is entitled to treat the registered holder shown on its records as the owner of the Note for all purposes. Ownership of a Note may be registered in the name of any two or more named persons as joint tenants with right of survivorship, as tenants in common or as tenants by the entireties, and payment of principal and interest on any Notes so registered will be made to the person or persons entitled to receive such payment as their interests may appear.

SINCE WE HAVE LIMITED OPERATING HISTORY, PROPERTIES, ASSETS AND CURRENT SOURCES OF FINANCING, WE MAY NOT BE ABLE TO IMPLEMENT OUR PLAN OF OPERATION AND MAY NOT BE ABLE GENERATE INCOME IN TIME TO MEET THE INTEREST PAYMENT REQUIREMENTS UNDER THE NOTES.

How to Purchase Notes

The Company will sell the Notes directly, without an underwriter or selling agent. The Notes will be sold by the Company’s Manager, Kevin Amolsch, who, under Rule 3a4-1(a) of the Exchange Act, is deemed not to be a broker. In accordance with the provisions of Rule 3a4-1(a), Mr. Amolsch will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that they will comply with certain specified limitations when responding to inquiries from potential purchasers. To purchase a Note, investors should contact:

Kevin Amolsch (Manager of the Company)

PFG Fund V, LLC

6990 W 38th Ave, Suite 208, Wheat Ridge, CO 80033

Telephone No.: (303) 835-4445

Email: kevin@pinefinancialgroup.com

Payment At Maturity

The Notes will have a 60-month term. The Notes will have a right of redemption granted to the holder of the Notes after the first 1-month with at least 90 days written notice and subject to availability of cash on hand.

Payments on the Notes at maturity will be made from funds from operations and not from proceeds from this Offering. Where funds from operations are inadequate to satisfy payments on Notes at maturity, the Company may sell properties it owns to satisfy such payments, which may reduce the income generated by the Company and affect the Company’s ability to meet its payment obligations on the Notes of the remaining investors.

Redemption

The Company has the right, at its option, to call any of the Notes for redemption before maturity in whole or in part, at any time or from time to time. If a Note is redeemed before maturity, the holder will be paid an amount equal to the face value of the Note plus any accrued interest through the date of redemption. The Company may redeem the Notes in part, in which event the holder receives payment of a portion of the face value of the Note as well as accrued interest on the redeemed portion through the date of partial redemption. In the event of a partial redemption,

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the partial redemption applies to all Note holders regardless of the interest rate on their Notes. The Company will give the holder not less than 30 days prior written notice by First Class mail or email (to the last known physical or email address of the Noteholder appearing on the Company’s records) of each redemption, specifying the principal amount of the Notes to be redeemed and the redemption date. The principal amount of the Note specified in the notice, together with interest accrued and unpaid thereon to the date of redemption plus the applicable prepayment premium, is due and payable on the redemption date.

The notice of redemption to be given by the Company to the affected Note holders will contain detailed redemption instructions. Included in such notice will be delivery procedures and instructions for delivery of the Notes to the Company, the effective date of the redemption and related matters. Any interest due in connection with the redemption will be accrued through the date of the redemption. Upon delivery to the Company of the Note to be redeemed, together with related documentation, a check in the appropriate amount will promptly be forwarded to the holder of the redeemed Note.

Repayment Upon Death

There is no right to have Notes redeemed upon the death of a certificate holder. All rights of the holder will be transferred to the holder’s estate and will inure to the benefit of the holder’s heirs.

Additional Issuances

The Company’s Articles of Organization and Operating Agreement do not restrict the Company from issuing additional securities or incurring additional debt including senior debt or other secured or unsecured obligations, the withdrawal of cash deposited against such issuances, or the release or substitution of assets securing such issues.

Modification of Note Terms

The terms of the Notes may not be modified without written consent of all holders of the Notes.

Dividend Policy

There are no provisions in the Company’s Articles of Organization or Operating Agreement restricting the payment of dividends. Any payment of cash dividends in the future will be at the discretion of our Manager and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Financial Information Provided to Investors

In addition to the financial information provided in this Offering Statement, the Company will, upon request, provide a copy of its Financial Statements to all holders of Notes within 60 days after the end of each fiscal year. These Financial Statements will also be filed with the Securities and Exchange Commission during the annual and/or semi-annual report, as applicable.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Name of Beneficial Owner	Membership Interests	Percent Before Offering	Percent After Offering

Pine Financial Group, Inc.	100%	100%	100%
TOTAL	100%	100%	100%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Kevin Amolsch	44	President, Treasurer, and CEO of Pine Financial Group, Inc.
Jared Seidenberg	45	COO, General Counsel of Pine Financial Group, Inc.
Brandon McKnight	44	CSO of Pine Financial Group, Inc.

Duties, Responsibilities and Experience

The following individuals are the decision makers of Pine Financial Group, Inc. which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The Principals, Executive Officers of the Manager are as follows:

Pine Financial Group, Inc., Managing Member

Kevin Amolsch, Age 44, Sole Principal and Owner of Pine Financial Group, Inc., Manager

Kevin Amolsch formed Pine Financial Group, Inc. in October 2008 after leaving Lassiter Mortgage as the senior loan officer for residential lending. With Lassiter Mortgage, a small mortgage brokerage consisting of the owner, one assistant, and Mr. Amolsch who served as a sub-contractor originating mortgage loans. While there, Mr. Amolsch was able to help raise private money to fund hard money loans as well as brokering traditional mortgages in Colorado. During his last 12 months there, Mr. Amolsch originated every residential loan that came through Lassiter, whether hard money or conventional, while the owner focused on commercial loans and her side business. Although the owner reviewed every file Mr. Amolsch initiated and was the underwriter on each hard money file, it was Mr. Amolsch who made the principal decisions on which loans to fund and which ones to turn down and presented the deals to the individual investors for funding on the hard money loans. Mr. Amolsch was also instrumental in structuring the loan servicing side of the business and created the system for collecting and sending payments and for handling defaults.

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Today, Pine Financial Group is a premier lender for real estate investors in Colorado and Minnesota with more than 1,650 loans for almost $500 million in completed transactions. It is well known in the investment community that Pine Financial can get deals done and its business is based primarily on repeat business and referrals.

Kevin acquired his first house shortly after his 21st birthday. He was in the military when he purchased the house. Within two years he purchased another home and kept the first one as a passive investment. Within another two years he became a full time real estate investor through acquisition, leasing and selling residential assets. He did this for several years before becoming a mortgage broker. He continued to broker conventional mortgage loans part time and went to work for a company that analyzes mortgage bonds to learn more about the secondary mortgage market in this country.

Finding it difficult to work for someone else he ended his short corporate career before his two-year anniversary and started working for a small boutique mortgage company in Denver and learned how to broker private money. This small mortgage company, Lassiter Mortgage, was a mortgage broker licensed in Colorado. There were two loan officers and one office assistant. Their office was in Denver and it originated loans in Colorado. For the last 12 months Kevin worked there, he ran the residential lending division. Any residential loan originated by Lassiter Mortgage was originated by Kevin. Kevin was consistently making between 2 and 5 private money loans per month before he left the company in 2008. Kevin was in charge of putting the file together and presenting the deal and the risks to private money lenders. Kevin also started and managed the loan servicing division where he was responsible for collecting payments, managing defaults and inspecting the properties. In 2008 he started Pine Financial Group, Inc to continue pursuing his passion for deals.

Pine Financial Group has three full time employees, three independent contractors and two offices. Pine Financial Group originates short-term rehab loans to small real estate investors and developers. The niche has always been to serve investors and help make it possible for new and experienced investors to do more real estate deals. Pine Financial Group has been profitable from day one and is 100% privately financed.

Kevin is the author of “The 45 Day Investor” a book dedicated to helping new investors buy their first investment property in 45 days or less and has been quoted in the Las Vegas Review Journal, the Denver Post, Yahoo Real Estate, and several other small publications and blogs.

Jared Seidenberg, Age 45, COO and General Counsel, Pine Financial Group, Inc., Manager

Mr. Seidenberg is the chief Operating Officer and General Counsel at Pine Financial Group. Prior to joining Pine, Mr. Seidenberg was in private practice focused on business matters, regulatory compliance, banking and finance, corporate law, real estate, complex negotiations, and litigation. His real estate clients included developers, investors, contractors, and builders who he assisted in entitlement, deal formation and structure, litigation, contract matters, and disputes.

Prior to that, Mr. Seidenberg served as the General Counsel and President of a national financial services company with a portfolio in excess of $1 Billion where he handled all aspects of the company’s federal and state compliance, litigation, vendor agreements, leases, and operational concerns.

In addition, Mr. Seidenberg is a successful real estate investor and has been involved in numerous multi-family developments, land deals, and single-family fix and flips. Mr. Seidenberg is a 2004 graduate of the University of Colorado School of Law.

Brandon McKnight. Age 44, CSO, Pine Financial Group, Inc, Manager

Brandon McKnight is the Chief Strategy Officer at Pine Financial Group. Prior to joining Pine Financial Group, Brandon was the President of CivicSource, a company that creates technology to protect taxpayer property rights, guarantees investors insurable titles, and provides collectors an online marketplace to host transparent property auctions and tax sales.

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Before that, Brandon was the Senior Vice President of Global Operations for Promontory Risk Review (PRR), a division of IBM, where he was responsible for global operations and delivery for a team of approximately 1500 people in four different global delivery centers. During his time at PRR, Brandon was instrumental in scaling the company revenues by 400% in six years. In addition, he also previously served as Senior Vice President of Operations at Stewart Lender Services (a division of Stewart Title). In this role, Brandon had Profit and Loss responsibility for the Loan File Review Division, which included five different business units.

He has been involved in various areas of real estate and technology for over a two decades, with in-depth experience in product development and launch processes. Brandon holds a Bachelor of Science in Business and Administration from the University of Colorado at Boulder, Leeds School of Business and a Juris Doctorate from the University of Colorado Law School.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of the Principals of our Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Kevin Amolsch, President, CEO, and Treasurer of Pine Financial Group, Inc. Manager	2022	$0	$0	$0	100% of the LLC Interests

Jared Seidenberg, COO, and General Counsel	2022	$0	$0	$0	—

Brandon McKnight	2022	0	$0	$0	—

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the LLC Interests in our Company. The Manager continues to reap the benefits of the LLC Interests by providing management services to the Company and its noteholders.

The Manager shall receive reimbursement for expenses incurred on behalf of the Company. The Manager will also receive 100% of distributions available after the Noteholders have received their return of principal and promised interest payments under the Notes.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without compensation until such time that we have sufficient earnings from our revenue. The Manager has received the Membership Interests in exchange for cash.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Management Interests to our Manager. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee
Net Income	N/A.	The Manager, as equity holder of the Company, shall receive fee of 100% of the available cash distributions (profits). Cash Distributions are profits only, and shall be made after interest and/or principal payment of the Notes, and other expenses and costs that the Company may incur. The total amount of profit that the Manager may receive cannot be determined at this time. This may be paid monthly.
Servicing Fee (Fee charged to the Company)	Manager’s compensation for servicing each loan.	The Servicing Fee shall be at a rate of 1% of the principal amount of the Loan. The total the Manager may receive cannot be determined at this time.
Origination and Administration Fee (Fee charged to the Borrower)	Manager’s Compensation for time spent for originating, underwriting, and administering the Loan.	$685 per Loan plus 2% to 4% of the Loan principal amount. The total the Manager may receive cannot be determined at this time. Paid by the Borrower.
Inspection Fees (Fee charged to the Borrower)	Manager’s compensation for inspecting properties for construction draws.	A reasonable fee charged to the Borrower for inspecting the property prior to releasing a construction draw. The total the Manager may receive cannot be determined at this time.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

Management of our investments will be vested in the Manager of the Company.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Manager of the Company is Pine Financial Group, Inc, and the principal owner and president of the Manager is Kevin Amolsch.

Pine Investments, LLC

Because of similarities, investors who are considering investing in notes in the Company might find it useful to review information about Pine Investments, LLC which is a significantly smaller fund than the one contemplated herein. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior endeavor has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any project that would be material to investors in notes in the Company.

Table I

In October 2009, the Manager launched Pine Investments, LLC (“PI”) The purpose of PI was to originate notes on investment properties. The goal was to complete an initial raise of $5,000,000 from friends, family, and business associates. Each investor in PI purchased membership units making this an equity offering with returns fluctuating based on performance.

49

The Company regularly originates and sells notes. Notes are for rates between approximately 12% and 13% per year.

Current number of investors:	42
Current Investor Equity:	$14,611,362.17
Current Number of Loans:	23
Current Balance of loans:	$16,143,981.56
Date Offering Began:	October-09

Table II

investments and reinvesting profits, PI has grown over the years. Below is the last three years of profit and loss statements. The data presented for 2022 is based on unaudited financial statements until

	2020	2021	2022
Income
Interest Income	$1,172,901	$1,211,327.76	$1,387,378.39
Late Fee Income	$3,766	$931.5	$916.74
Forfeited Profits			$5,761.20
Reimbursed Expense			$24.43
Total Income	$1,176,667	$1,212,259.26	$1,394,080.76

Expense
Interest Expense	$—	$—	$—
Management Fees	$—	$—	$—
Operating Expense	$56,986	$64,928.6	$—
Total Expense	$56,986	$64,928.6	$2,400.00

Net Income	$1,119,681	$1,147,330.66	$1,391,680.76

Table III

Historic returns paid to investors. Average return since inception is 11.01%.

2010	12.66%
2011	12.35%
2012	10.77%
2013	12.46%
2014	13.86%
2015	10.79%
2016	15.36%
2017	8.86%
2018	8.36%
2019	10.08%
2020	9.00%
2021	8.74%
2022	9.86%

Table IV

Every loan originated by PI includes a deed of trust or mortgage securing the loan with the property.

These are all the notes that were owned by PI on the last day of each of the last three years.

50

Pine Investments LLC – INVESTMENT PORTFOLIO AS OF 12/31/2020

Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
10643	3450 Downing St. Denver CO 80205	$42,500.00	14.00%	Current	100.00%
10864	103 Uncle Sam Lode Rd. Breckenridge CO 80424	$473,000.00	15.00%	Current	37.99%
11317	7668 Raphael Lane Littleton CO 80125	$307,000.00	10.00%	Current	25.23%
11324	E 121st Ave townhomes Denver CO 80241	$1,671,280.89	12.00%	Current	52.29%
11392	Highway 85-87 Fountain CO 80817	$2,183,278.15	12.00%	Current	77.84%
11405	2460 S Adams St. Denver CO 80210	$48,000.00	10.00%	Current	3.34%
11445	20153 E Smokey Hill Rd. Aurora CO 80015	$1,053,425.67	11.00%	Current	21.48%
11489	5038 Miller Road Flint MI	$1,518,747.97	12.00%	Current	56.91%
11500	1615 Girard Ave N Minneapolis MN 55411	$60,000.00	11.90%	Foreclosure	100.00%
11541	5417 35th Ave. N Minneapolis MN 55422	$255,500.00	11.90%	Current	100.00%
11554	3114 W Clybourn St. Milwaukee WI 53208	$59,657.00	14.00%	Current	100.00%
11601	1983 S Logan St. Denver CO 80210	$179,047.33	11.00%	Current	27.76%
11647	3050 Coon Rapids Blvd NW Minneapolis MN 55433	$128,701.24	11.00%	Current	13.15%
11654	440, 520, 540 Forest Edge Circle A & B Woodland Park CO 80863	$468,000.00	10.00%	Current	44.36%
11665	1121 S Adams St. Denver, CO 80210	$540,000.00	11.00%	Current	100.00%
11675	2500 N 50th St Milwaukee, WI 53210	$77,400.00	14.00%	Current	100.00%
11680	1200 & 1220 Dock Rd. Madison, Oh 44057	$2,682,000.00	11.00%	Current	78.19%

 Table V

Pine Investments LLC - INVESTMENT PORTFOLIO AS OF 12/31/2021
Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
11392	Highway 85-87 Fountain CO 80817	$3,287,078.30	12.00%	Current	68.03%
11601	1983 S Logan St. Denver CO 80210	$1,314,000.00	12.00%	Current	64.54%
11717	747 Quitman St. Denver CO 80204	$288,000.00	12.00%	Current	100.00%
11730	2418 N 53rd St. Milwaukee WI 53210	$63,920.00	15.00%	Current	100.00%
11798	2520 W 56th Ave.. Denver CO 80221	$434,700.00	12.00%	Current	100.00%
11825	50 Groveland Terrace #C107 Minneapolis MN 55403	$110,250.00	12.90%	Current	100.00%
11844	4843 W Hayward Pl Denver CO 80212	$913,200.00	10.00%	Current	100.00%
11847	1121 S Adams St. Denver CO 80210	$1,129,074.11	12.00%	Current	100.00%
11849	419 S Cedar St. Colorado Springs CO 80903	$356,250.00	12.90%	Current	100.00%
11859	1 Castle Royal Dr. Pueblo CO 81005	$346,000.00	11.00%	Current	100.00%
11860	25 Royal Crest Dr. Pueblo CO 81005	$347,000.00	11.00%	Current	100.00%
11863	15 Fifth St. Calhan CO 80808	$720,000.00	11.00%	Current	100.00%
11880	19 1st St. S., #B1006 Minneapolis MN 55401	$104,400.00	12.90%	Current	100.00%
11899	2504 Zenobia St. Denver CO 80212	$1,470,000.00	10.00%	Current	57.91%
11902	996-998 Linley Ct. Denver CO 80204	$645,000.00	11.00%	Current	27.00%
11902-A	3756 N Franklin St. Denver CO 80205	$253,000.00	10.00%	Current	100.00%
11904	3055 W 39th Ave Denver CO 80211	$626,250.00	12.90%	Current	100.00%
11916	1211 5th St. NE Minneapolis MN 55413	$292,000.00	12.90%	Current	100.00%

51

Table VI

Pine Investments LLC - INVESTMENT PORTFOLIO AS OF 12/31/2022

Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
11392	Highway 85-87 Fountain CO 80817	$3,540,666.91	12.00%	Current	68.03%
11902-A	3756 N Franklin St. Denver CO 80205	$523,000.00	10.00%	Current	100.00%
11942	488 Crystal Valley Pkwy Castle Rock CO 80104	$1,981,761.30	12.00%	Current	100.00%
11970	3935 N 30th St Milwaukee WI 53216	$45,000.00	15.00%	Current	100.00%
11974	7218 W Medford Ave. Milwaukee WI 53218	$74,700.00	15.00%	Current	100.00%
11980	5801 E 3rd Ave Denver CO 80220	$1,720,800.00	12.00%	Current	3.33%
12019	3612 Osage St. Denver CO 80211	$1,277,299.00	12.00%	Current	100.00%
12024	3647 Osage St Denver CO 80211	$1,811,700.00	12.00%	Current	90.54%
12025	6650 Burrows Rd Colorado Springs CO 80927	$672,500.00	9.00%	Current	9.67%
12036	3433 Chinden Boulevard Garden City ID 83714	$1,576,883.00	11.00%	Current	100.00%
12037	1825 W 35th Ave Denver CO 80211	$2,459,700.00	12.00%	Current	32.23%
12038	1845 W 35th Ave Denver CO 80211	$2,399,700.00	12.00%	Current	31.75%
12047	1642 N Lafayette St Denver CO 80223	$1,550,000.00	12.00%	Current	100.00%
12073	3201 Bruce Randolph Ave Denver CO 80205	$617,827.00	11.00%	Current	100.00%
12075	3817 43rd Ave S Minneapolis MN 55406	$320,000.00	12.90%	Current	100.00%
12088	1307 44TH AVE N MINNEAPOLIS MN 55412	$196,000.00	12.90%	Current	100.00%
12093	5000 E 6th Avenue Parkway Denver CO 80220	$800,000.00	12.00%	Current	100.00%
12110	2210 Wyoming Ave Pueblo CO 81004	$149,100.00	12.90%	Current	100.00%

PFG Fund II, LLC

Because of similarities, investors who are considering investing in notes in the Company might find it useful to review information about PFG Fund II, LLC which is a significantly smaller fund than the one contemplated herein. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior endeavor has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any project that would be material to investors in notes in the Company.

Table I

In September 2011, the Manager launched PFG Fund II, LLC (“Fund II”) The purpose of FUND II was to originate notes on investment properties. The goal was to complete an initial raise of $5,000,000 from friends, family, and business associates. Each investor in FUND II purchased membership units making this an equity offering with returns fluctuating based on performance.

52

The Company regularly originates and sells notes. Notes are for rates between approximately 10% and 13% per year.

Current number of investors:	117
Current Investor Equity:	$33,128,877.07
Current Number of Loans:	50
Current Balance of loans:	$34,107,083.84
Date Offering Began:	September-11

Table II

Below is the last three years of profit and loss statements.

	2020	2021		2022
Income
Interest Income	$3,041,426		$2,626,112.28	$2,996,399.82
Late Fee Income	$3,617		$3,239.54	$2,780.96
Forfeited Profits	$1,272		$324.26	$429.48
Rental Income	$1,931		$0	$0
Loan Fee				9,750.00

Total Income	$3,048,246		$2,694,584.89	$3,009,360.26

Expense
Interest Expense	$—	$		$0
Management Fees	$524,503		$219,439.56	$350,000.00
Operating Expense	$220,332		$374,915.98	$108,690.23

Total Expense	$744,835		$594,355.54	$458,690.23

Net Income	$2,303,411		$2,100,229.35	$2,550,670.03

Table III

Historic returns paid to investors. Average return since inception is 9.43%.

2012	11.01%
2013	10.69%
2014	11.00%
2015	10.04%
2016	10.07%
2017	8.37%
2018	9.42%
2019	8.10%
2020	8.05%
2021	8.06%
2022	8.94%

Table IV

Every loan originated by FUND II includes a deed of trust or mortgage securing the loan with the property.

These are all the notes that were owned by FUND II on the last day of each of the last three years.

53

PFG Fund II, LLC - INVESTMENT PORTFOLIO AS OF 12/31/2020

Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
10864	103 Uncle Sam Lode Rd. Breckenridge CO 80424	$772,000.00	14.00%	Current	62.01%
11111	1725 Peoria St. Aurora CO 80010	$1,120,000.00	14.00%	Current	100.00%
11117	6701 CR 110 W. MOUND MN 55364	$371,000.00	14.00%	REO	17.92%
11261	7876 Raphael Lane Littleton CO 80125	$1,225,000.00	10.00%	Current	100.00%
11315	2936 Chowen Ave. S. Minneapolis MN 55416	$579,162.24	14.00%	Foreclosure	60.71%
11324	Multiple Addresses Denver CO 80241	$1,524,719.11	11.00%	Current	47.71%
11374	1500 S Elizabeth St. Denver CO 80210	$1,160,000.00	10.00%	Current	100.00%
11392	Highway 85-87 Fountain CO 80817	$621,737.55	11.00%	Current	22.17%
11445	20153 E Smokey Hill Rd. Aurora CO 80015	$775,672.40	11.00%	Current	15.82%
11445-A	20153 E Smokey Hill Rd. Aurora CO 80015	$1,261,219.48	12.00%	Current	100.00%
11469	2284 Apple St Longmont CO 80504	$357,000.00	11.00%	Current	100.00%
11470	1135 S Milwaukee St Denver CO 80210	$1,212,125.00	10.00%	Current	100.00%
11470-A	0 Eastonville Rd. Peyton CO 80831	$770,148.82	11.00%	Current	32.41%
11513	2634 S Cook St Denver CO 80210	$1,098,125.00	10.00%	Current	100.00%
11516	1222 Elm Ave Grand Junction CO 81501	$2,000,000.00	11.00%	Current	100.00%
11527	1750 Goodman Rd. Horn Lake MS 38637	$950,000.00	11.00%	Current	100.00%
11528	2800 N Palmer St. Milwaukee WI 53212	$51,000.00	14.00%	Current	100.00%
11536	2137 Ashland Lane Mound MN 55364	$524,796.40	11.90%	Current	100.00%
11542	2590 S Clayton St. Denver CO 80210	$60,000.00	11.00%	Current	3.25%
11547	903 York Ave Saint Paul MN 55106	$85,500.00	11.90%	Current	100.00%
11556	Lots in Salida CO	$1,095,311.87	12.00%	Current	79.73%
11562	103 Uncle Sam Lode Rd. Breckenridge CO 80424	$780,000.00	11.90%	Current	100.00%
11566	1719 S Gilpin St. Denver CO 80210	$890,000.00	11.00%	Current	100.00%
11567	1012 14th Ave. N Minneapolis MN 55411	$100,000.00	11.90%	Current	100.00%
11572	710 S Blaney Rd. Colorado Springs CO 80929	$245,500.00	11.00%	Current	100.00%
11587	4127 Madison St. NE Minneapolis MN 55421	$99,000.00	11.90%	Current	100.00%
11589	18149 Pleasant Park Rd. Littleton CO 80127	$483,500.00	10.00%	Current	100.00%
11591	848 S Kenneth St. Saint Paul MN 55116	$289,100.00	11.90%	Current	100.00%
11594-A	8898 Mogensen Shores Rd. Brainerd MN 56401	$267,500.00	11.00%	Current	100.00%
11595-A	910 Oliver Ave N Minneapolis MN 55411	$196,857.00	11.00%	Current	100.00%
11597	TBD Fox View Trail Franktown CO 80116	$434,000.00	11.00%	Current	100.00%
11610	9100 W 20th Ave. Denver CO 80215	$260,000.00	10.00%	Current	100.00%
11613	540 Hill Ave. Grand Junction CO 81501	$261,000.00	11.00%	Current	100.00%
11629	6327 31st Ave N Minneapolis MN 55427	$207,900.00	11.90%	Current	100.00%
11632-A	5238 Scott Ave N Minneapolis MN 55422	$197,981.00	11.90%	Current	100.00%
11633	5244 Scott Ave N Minneapolis MN 55422	$32,247.00	11.00%	Current	100.00%
11634	4620 Fountain Ave. Cascade CO 80809	$216,000.00	10.00%	Current	100.00%
11638	1345 Chester St. Aurora CO 80010	$246,000.00	10.00%	Current	100.00%
11641	3491 Mowry Pl Westminster CO 80031	$270,000.00	11.00%	Current	100.00%
11644	4115 Blaisdell Ave Minneapolis MN 55409	$245,515.00	11.00%	Current	100.00%
11647	3050 Coon Rapids Blvd NW Minneapolis MN 55433	$150,000.00	11.00%	Current	15.33%
11651	798 Main St. Circle Pines MN 55014	$113,490.00	11.90%	Current	100.00%
11652	4553 N 27th St Milwaukee WI 53209	$50,000.00	14.00%	Current	100.00%
11654	440, 520, 540 Forest Edge Circle A & B Woodland Park CO 80863	$279,000.00	10.00%	Current	26.45%
11661	1242 119th Lane NW Minneapolis MN 55448	$90,000.00	11.90%	Current	100.00%
11663	5931 N 68th St Milwaukee WI 53218	$60,000.00	14.00%	Current	100.00%
11664	441 S 7th Ave Brighton, CO 80601	$356,000.00	10.00%	Current	100.00%
11670	0000 Granby Circle Colorado Springs, CO 80909	$270,000.00	10.00%	Current	100.00%
11671	4290-4340 Buckingham Dr Colorado Springs, CO 80907	$592,498.00	11.00%	Current	100.00%
11676	1450 Charles Ave St Paul, MN 55104	$175,000.00	11.90%	Current	100.00%
11680	1200 & 1220 Dock Rd. Madison, OH 44057	$748,000.00	11.00%	Current	21.81%
11682	3280 Heritage Lane St Paul, MN 55121	$332,500.00	11.90%	Current	100.00%

54

Table V

PFG Fund II, LLC - INVESTMENT PORTFOLIO AS OF 12/31/2021
Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
11117	6701 CR 110 W. MOUND MN 55364	$2,081,963.50	0.00%	Foreclosure	17.92%
11392	Highway 85-87 Fountain CO 80817	$3,287,078.30	12.00%	Current	27.33%
11470-A	0 Eastonville Rd. Peyton CO 80831	$2,400,000.00	12.00%	Current	29.00%
11589	18149 Pleasant Park Rd. Littleton CO 80127	$483,500.00	11.00%	Current	100.00%
11595-A	910 Oliver Ave N Minneapolis MN 55411	$338,407.00	12.00%	Current	100.00%
11597	TBD Fox View Trail Franktown CO 80116	$826,000.00	18.00%	Current	100.00%
11633	5244 Scott Ave N Minneapolis MN 55422	$82,324.00	12.90%	Current	100.00%
11670	0000 Granby Circle Colorado Springs CO 80909	$270,000.00	11.00%	Current	100.00%
11671	4290 Buckingham Dr. Colorado Springs CO 80907	$592,498.00	12.00%	Current	100.00%
11699	3275 W Hawthorne Pl. Denver CO 80221	$244,000.00	10.00%	Current	57.05%
11703	5115 Vincent Ave N Minneapolis MN 55430	$154,800.00	12.90%	Current	100.00%
11711	7195 Alegre Circle Fountain CO 80817	$387,500.00	11.00%	Current	100.00%
11715	795 S Pennsylvania St. Denver CO 80209	$719,550.00	12.00%	Current	100.00%
11725	1715, 1735, 1720, 1730 Fenton St. Denver CO 80214	$2,400,000.00	12.00%	Current	72.22%
11735	3749 5th Ave S Minneapolis MN 55409	$198,000.00	12.90%	Current	100.00%
11736	1615 Girard Ave N Minneapolis MN 55411	$233,100.00	12.90%	Current	100.00%
11737	718 Hyacinth Ave E Saint Paul MN 55106	$113,400.00	12.90%	Current	100.00%
11745	7536 Raphael Lane Littleton CO 80125	$684,800.00	10.00%	Current	100.00%
11746	807 10th Ave. SW Forest Lake MN 55025	$189,000.00	12.90%	Current	100.00%
11751	1228 E 6th Pueblo CO 81001	$96,750.00	12%	Current	100.00%
11754	3930 S Johnson Rd. Rush CO 80833	$72,000.00	12.00%	Current	100.00%
11755	192 N Wolff St. Denver CO 80219	$203,410.91	12.00%	Current	100.00%
11762	940 Cook Ave. E Saint Paul MN 55106	$130,500.00	12.90%	Current	100.00%
11763	3050 N Curtis Rd. Peyton CO 80831	$445,500.00	12.00%	Current	100.00%
11771	133 Cayuga St. Saint Paul MN 55117	$153,000.00	12.90%	Current	100.00%
11777	924 Arkwright St. Saint Paul MN 55130	$156,600.00	12.90%	Current	100.00%
11781	468 University Ave W Saint Paul MN 55103	$400,000.00	10.00%	Current	100.00%
11784	5138 W 46th Ave. Denver CO 80212	$585,000.00	12.90%	Current	100.00%
11788	6943 Fox Circle Larkspur CO 80118	$637,205.55	12.90%	Current	100.00%
11790	13 Charles Bancroft Hwy Litchfield NH 03052	$1,668,500.00	12.00%	Current	100.00%
11791	10684 Grant Dr. Denver CO 80233	$342,000.00	12.00%	Current	100.00%
11800	3801 S Logan St. Englewood CO 80113	$335,000.00	10.00%	Current	100.00%
11802	5703 Crawford Lane Fort Worth TX 76119	$2,283,392.46	11.00%	Current	34.31%
11804	2800 N 2nd, LLC MN	$766,439.59	10.00%	Current	34.58%
11805	2111 Northmoor Terrace Pueblo CO 81008	$282,000.00	11.00%	Current	100.00%
11807	3328 42nd Ave S Minneapolis MN 55406	$282,000.00	12.90%	Current	100.00%
11814	5838-5840 N 42nd St. Milwaukee WI 53209	$70,650.00	15.00%	Current	100.00%
11818	402 W 27th St. Rifle CO 81650	$243,000.00	12.00%	Current	100.00%
11824	4034 Aldrich Ave. N Minneapolis MN 55412	$91,800.00	12.90%	Current	100.00%
11828	2430 S 5th Pl Milwaukee WI 53207	$62,100.00	15.00%	Current	100.00%
11830	2559-2561 N 38th St. Milwaukee WI 53210	$34,736.00	15.00%	Current	100.00%
11831	2536-2538 N 38th St. Milwaukee WI 53210	$52,105.00	15.00%	Current	100.00%
11832	10108 Rolling Ridge Rd. Colorado Springs CO 80925	$69,000.00	12.00%	Current	100.00%
11835	2215 Currant Way Silverthorne CO 80498	$534,068.93	12.00%	Current	100.00%
11842	3814 W National Ave Milwaukee WI 53215	$90,000.00	15.00%	Current	100.00%
11846	434 Doris Rd. Grand Junction CO 81504	$135,000.00	12.00%	Current	100.00%
11848	5015 N 38th Pl. Milwaukee WI 53208	$49,000.00	15.00%	Current	100.00%
11850	2002-2004 N 28th St. Milwaukee WI 53208	$32,000.00	15.00%	Current	100.00%
11851	5919 N 35th St. Milwaukee WI 53209	$63,700.00	15.00%	Current	100.00%
11852	5017 N 38th St. Milwaukee WI 53209	$59,500.00	15.00%	Current	100.00%
11853	5326 N 38th St. Milwaukee WI 53209	$44,600.00	15.00%	Current	100.00%
11854	5637 N 40th St. Milwaukee WI 53221	$71,100.00	15.00%	Current	100.00%
11855	3001 N 1st St Milwaukee WI 53212	$61,300.00	15.00%	Current	100.00%
11856	3202 N 54th St. Milwaukee WI 53216	$77,800.00	15.00%		100.00%
11857	4525 W Auer Ave. Milwaukee WI 53216	$85,750.00	15.00%	Current	100.00%
11858	5868-5870 N 63rd St. Milwaukee WI 53218	$59,000.00	15.00%	Current	100%
11868	2645 S Hazel Ct. Denver CO 80219	$232,200.00	12%	Current	100.00%
11873	1650 Kipling St. Denver CO 80215	$1,627,400.00	12.00%	Current	100.00%
11883	4165 Old Sibley Memorial Hwy Saint Paul MN 55122	$178,700.00	12.00%	Current	100.00%
11886	1026 Reaney Ave. Saint Paul MN 55106	$135,000.00	12.90%	Current	100.00%
11896	680 Agate St. Broomfield CO 80020	$440,000.00	10.00%	Current	100.00%
11899	2504 Zenobia St. Denver CO 80212	$1,470,000.00	10.00%	Current	22.10%
11901	2442 S St Paul St. Denver CO 80210	$1,342,000.00	10.00%	Current	48.76%
11908	“7600 Strasburg Road Tract #2 Vacant Land Strasburg CO 80136	$211,500.00	12.00%	Current	100.00%
11909	842 Rice St. Saint Paul MN 55117	$397,000.00	12.00%	Current	100.00%
11910	51 Crushing Rd - Store Rite Warren ME 04864	$1,080,000.00	11.00%	Current	100.00%
11912	24 Searsmont Rd. in addition to abutting land Belmont ME	$1,060,000.00	11.00%	Current	100.00%
11914	3128-3130 N 52nd St. Milwaukee WI 53216	$110,500.00	15.00%	Current	100.00%

55

Table VI

PFG Fund II, LLC – INVESTMENT PORTFOLIO AS OF 06/30/2022

Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
11117	6701 CR 110 W. MOUND MN 55364	$2,081,963.50	0.00%	Foreclosure	17.92%
11392	Highway 85-87 Fountain CO 80817	$3,540,666.91	12.00%	Current	27.33%
11589	18149 Pleasant Park Rd. Littleton CO 80127	$483,500.00	11.00%	Current	100.00%
11595-A	910 Oliver Ave N Minneapolis MN 55411	$417,907.00	12.00%	Current	100.00%
11597	TBD Fox View Trail Franktown CO 80116	$893,752.22	18.00%	Foreclosure	100.00%
11633	5244 Scott Ave N Minneapolis MN 55422	$238,000.00	12.90%	Current	100.00%
11671	4290 Buckingham Dr. Colorado Springs CO 80907	$592,498.00	12.00%	Current	100.00%
11715	795 S Pennsylvania St. Denver CO 80209	$719,550.00	12.00%	Current	100.00%
11725	1715, 1735, 1720, 1730 Fenton St. Denver CO 80214	$900,000.00	12.00%	Current	72.22%
11735	3749 5th Ave S Minneapolis MN 55409	$198,000.00	12.90%	Foreclosure	100.00%
11745	7536 Raphael Lane Littleton CO 80125	$1,209,800.00	10.00%	Current	100.00%
11763	3050 N Curtis Rd. Peyton CO 80831	$700,628.32	12.00%	Current	100.00%
11777	924 Arkwright St. Saint Paul MN 55130	$156,600.00	12.90%	Current	100.00%
11832	10108 Rolling Ridge Rd. Colorado Springs CO 80925	$343,000.00	12.00%	Current	100.00%
11835	2215 Currant Way Silverthorne CO 80498	$2,106,304.23	12.00%	Current	100.00%
11873	1650 Kipling St. Denver CO 80215	$1,461,836.48	12.00%	Current	100.00%
11883	4165 Old Sibley Memorial Hwy Saint Paul MN 55122	$1,084,600.00	12.00%	Current	100.00%
11901	2442 S St Paul St. Denver CO 80210	$747,000.00	10.00%	Current	48.76%
11909	842 Rice St. Saint Paul MN 55117	$1,165,000.00	12.00%	Current	100.00%
11914	3128-3130 N 52nd St. Milwaukee WI 53216	$110,500.00	15.00%	Current	100.00%
11925	5066 WEST 37TH AVE DENVER CO 80212	$1,442,697.47	12.00%	Current	100.00%
11941	2485 Oak St. Denver CO 80212	$1,778,993.10	12.00%	Current	100.00%
11975	4605 W 10th Ave. Denver CO 80204	$557,500.00	11.00%	Current	64.13%
11980	5801 E 3rd Ave Denver CO 80220	$1,720,800.00	12.00%	Current	28.94%
12020	1570 N Gilpin Street Denver CO 80218	$640,400.00	11.00%	Current	12.02%
12023	705 Discovery Hill Dr Breckenridge CO 80424	$899,100.00	12.00%	Current	100.00%
12024	3647 Osage St Denver CO 80211	$1,811,700.00	12.00%	Current	9.46%
12031	5555 E Exposition Ave Denver CO 80246	$432,000.00	12.00%	Current	100.00%
12033	43 Royal Crest Dr. 25 Castle Royal Dr. Pueblo CO 81005	$369,000.00	9.00%	Current	100.00%
12034	37 & 49 Royal Crest Dr Pueblo CO 81005	$738,000.00	9.00%	Current	100.00%
12037	1825 W 35th Ave Denver CO 80211	$2,459,700.00	12.00%	Current	67.77%
12038	1845 W 35th Ave Denver CO 80211	$2,399,700.00	12.00%	Current	68.25%
12040	2249 Nokomis Ave Saint Paul MN 55119	$235,200.00	12.90%	Current	100.00%
12049	4339 Columbine St 4343 Columbine St Denver CO 80216	$312,627.00	11.00%	Current	100.00%
12051	1548 7th St E Saint Paul MN 55106	$162,000.00	12.90%	Current	100.00%
12054	108 Capitol Hill Avenue Manitou Springs CO 80829	$430,500.00	12.90%	Current	100.00%
12056	7413 Duvan Dr Tinley Park IL 60477	$850,000.00	10.00%	Current	100.00%
12059	3555 39th Ave S Minneapolis MN 55406	$360,000.00	12.90%	Current	100.00%
12070	4333 18th Ave S Minneapolis MN 55407	$150,000.00	12.90%	Current	100.00%
12078	8222 Brandywine Pkwy Minneapolis MN 55444	$281,400.00	12.90%	Current	100.00%
12081	660 S Alton Way #2B Denver CO 80247	$144,000.00	12.00%	Current	100.00%
12083	2940 Lancaster Dr. Pueblo CO 81005	$189,000.00	12.90%	Current	100.00%
12094	2225 Ilion Ave N Minneapolis MN 55411	$148,500.00	12.90%	Current	100.00%
12097	3570 Aerospace Blvd Colorado Springs CO 80925	$968,617.68	12.00%	Current	100.00%
12105	2810 S Vine St Denver CO 80210	$1,114,164.81	12.00%	Current	100.00%
12108	14866 S US 19 Red Roof Inn THOMASVILLE GA 31757	$2,800,000.00	12.00%	Current	60.00%

56

PFG Fund III, LLC

PFG Fund III was closed on June 3, 2021.

PFG Fund IV, LLC

Because of similarities, investors who are considering investing in notes in the Company might find it useful to review information about PFG Fund IV, LLC which is a significantly smaller fund than the one contemplated herein. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior endeavor has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any project that would be material to investors in notes in the Company.

Table I

In July 2015, the Manager launched PFG Fund IV, LLC (“Fund IV”) The purpose of FUND IV was to originate notes on investment properties. The goal was to complete an initial raise of $5,000,000 from friends, family, and business associates. Each investor in FUND IV purchased membership units making this an equity offering with returns fluctuating based on performance.

The Company regularly originates and sells notes. Notes are for rates between approximately 10% and 13% per year.

Current number of investors:	45
Current Investor Equity:	$8,544,809.06
Current Number of Loans:	23
Current Balance of loans:	$8,381,323.66
Date Offering Began:	July-15

Table II

Below is the last three years of profit and loss statements.

	2020	2021	2022
Income
Interest Income	$576,134	$931,482.53	$784,778.36
Late Fee Income	$458	$7,681.53	$1,022.09
Forfeited Profits	$—	$—	$—
Sale of Asset	$—	$—	$—
Total Income	$584,992	$939,164.06	$785,800.45

Expense
Interest Expense	$—	$—	$—
Management Fees	$0	$149,263.44	$71,742.60
Operating Expense	$18,210	$95,083,59	$2,330
Total Expense	$18,210	$244,3477.03	$74,072.60
Net Income	$566,782	$694,817.03	$711,727.85

57

Table III

Historic returns paid to investors. Average return since inception is 8.78%.

2016	10.60%
2017	10.30%
2018	8.00%
2019	8.00%
2020	8.00%
2021	8.50%
2022	8.04%

Table IV

Every loan originated by FUND IV includes a deed of trust or mortgage securing the loan with the property.

These are all the notes that were owned by FUND IV on the last day of each of the last three years.

PFG Fund IV, LLC - INVESTMENT PORTFOLIO AS OF 12/31/2020

Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
11117	6701 CR 110 W. MOUND MN 55364	$849,500.00	9.00%	REO	41.04%
11291	0 W 111th Ave. Broomfield CO 80021	$1,200,072.98	11.00%	Foreclosure	40.40%
11315	2936 Chowen Ave. S. Minneapolis MN 55416	$374,800.00	15.00%	Foreclosure	39.29%
11445	20153 E Smokey Hill Rd. Aurora CO 80015	$1,582,494.99	12.00%	Current	32.27%
11510	5751 Dupont Ave S. Minneapolis MN 55419	$387,187.87	12.90%	Current	100.00%
11593	2438 Logan Ave. N Minneapolis MN 55411	$85,500.00	12.90%	Current	100.00%
11598	1194 Pacific St. Saint Paul MN 55106	$152,600.00	12.90%	Current	100.00%
11602	2512 Dupont Ave N Minneapolis MN 55411	$94,500.00	12.90%	Current	100.00%
11616	3930 Dupont Ave. N Minneapolis MN 55412	$150,100.00	12.90%	Current	100.00%
11624	4700 Blaisdell Ave. Minneapolis MN 55419	$349,300.00	12.90%	Current	100.00%
11627	1155 N Ash St., #1008 Denver CO 80220	$188,910.00	12.00%	Current	100.00%
11628	3726 N Marion St. Denver CO 80205	$315,000.00	12.90%	Current	100.00%
11646	1105 Sherman St. Longmont CO 80501	$300,000.00	11.90%	Current	100.00%
11655	2654 N 57th St Milwaukee WI 53210	$50,400.00	14.00%	Current	100.00%
11668	3115 Russell Ave N Minneapolis, MN 55411	$143,000.00	11.9	Current	100.00%
11669	5262 N 38th St. Milwaukee, WI 53209	$50,400.00	14.00%	Current	100.00%
11673	21923 CR 15 Elk River, MN 55330	$108,000.00	11.90%	Current	100.00%
11674	1819 Boulder St., Unit 101 Denver, CO 80211	$125,000.00	11.00%	Current	100.00%
11681	0 Eastonville Rd. Peyton, CO 80831	$62,328.00	11.00%	Current	100.00%
11683	4625 N Hopkins St. Milwaukee, WI 53209	$42,900.00	14.00%	Current	100.00%
11684	2320 N 44th St. Milwaukee, WI 53210	$55,000.00	14.00%	Current	100.00%
11685	3533 N 15th St. Milwaukee, WI 53206	$36,600.00	14.00%	Current	100.00%

58

 Table V

PFG Fund IV, LLC - INVESTMENT PORTFOLIO AS OF 12/31/2021

Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
11117	6701 CR 110 W. MOUND MN 55364	$2,081,963.50	0.00%	Foreclosure	76.00%
11598	1194 Pacific St. Saint Paul MN 55106	$152,600.00	12.90%	Current	100.00%
11602	2512 Dupont Ave N Minneapolis MN 55411	$94,500.00	12.90%	Foreclosure	100.00%
11681	0 Eastonville Rd. Peyton CO 80831	$804,894.04	12.00%	Current	91.20%
11699	3275 W Hawthorne Pl. Denver CO 80221	$244,000.00	10.00%	Current	43.00%
11708	3607 W Mt. Vernon Ave Milwaukee WI 53208	$194,350.00	15.00%	Current	100.00%
11713	6125 Templeton Gap Rd Colorado Springs CO 80923	$665,000.00	12.90%	Current	100.00%
11716	7355 W 20th Ave. Denver CO 80214	$412,000.00	12.90%	Current	100.00%
11761	4630 N 46th St Milwaukee WI 53218	$75,600.00	15.00%	Current	100.00%
11775	3747 Fremont Ave N Minneapolis MN 55408	$150,000.00	12.90%	Current	100.00%
11806	2304 Grape St Denver CO 80207	$798,750.00	12.90%	Current	100.00%
11813	306 Pioneer Rd Golden CO 80403	$315,000.00	12.00%	Current	100.00%
11819	921 Grand Ave Racine WI 53403	$68,400.00	15.00%	Current	100.00%
11836	950 Evergreen Square SW Pine City MN 55063	$1,155,560.00	12.00%	Current	17.05%
11872	1457 McAfee St. Saint Paul MN 55106	$185,500.00	12.90%	Current	100.00%
11882	5062 N 39th St. Milwaukee WI 53209	$40,500.00	15.00%	Current	100.00%
11890	3240, 3360, 3480 Obdulio Point Yoder CO 80864	$195,616.62	12.00%	Current	100.00%
11891	7050 Clay St. Westminster CO 80030	$360,000.00	10.00%	Current	100.00%
11900	8103 Raphael Lane Littleton CO 80125	$466,300.00	10.00%	Current	100.00%
11902	996-998 Linley Ct. Denver CO 80204	$645,000.00	11.00%	Current	56.00%
11905	6317 Welcome Ave N MN	$410,608.03	10.00%	Current	76.90%

Table VI

PFG Fund IV, LLC - INVESTMENT PORTFOLIO AS OF 06/30/2022

Loan Number	Property Address	Principal Balance	Interest Rate	Status	% Owned
11117	6701 CR 110 W. MOUND MN 55364	$2,081,963.50	0.00%	Foreclosure	76.00%
11602	2512 Dupont Ave N Minneapolis MN 55411	$94,500.00	12.90%	Foreclosure	100.00%
11681	0 Eastonville Rd. Peyton CO 80831	$446,512.99	12.00%	Current	91.00%
11708	3607 W Mt. Vernon Ave Milwaukee WI 53208	$194,350.00	15.00%	Current	100.00%
11713	6125 Templeton Gap Rd Colorado Springs CO 80923	$665,000.00	12.90%	Foreclosure	100.00%
11775	3747 Fremont Ave N Minneapolis MN 55408	$150,000.00	12.90%	Current	100.00%
11836	950 Evergreen Square SW Pine City MN 55063	$1,155,560.00	12.00%	Current	17.00%
11900	8103 Raphael Lane Littleton CO 80125	$596,300.00	10.00%	Current	100.00%
11953	4 Ramble Lane Winter Park CO 80482	$455,000.00	12.00%	Current	100.00%
11966	20925 CR 50 HAMEL MN 55340	$254,800.00	12.90%	Current	100.00%
11980	5801 E 3rd Ave Denver CO 80220	$1,720,800.00	12.00%	Current	68.00%
12005	8380 Red Oak Dr Saint Paul MN 55112	$327,000.00	12.90%	Current	100.00%
12016	1520 Royal Gorge Boulevard Canon City CO 81212	$731,250.00	12.00%	Current	100.00%
12025	6650 Burrows Rd Colorado Springs CO 80927	$672,500.00	9.00%	Current	90.00%
12052	8930 47th Ave N New Hope MN 55428	$273,000.00	12.90%	Current	100.00%
12065	4517 W Vliet St Milwaukee WI 53208	$98,000.00	15.00%	Current	100.00%
12103	4117 Chicago Ave South Minneapolis MN 55407	$309,000.00	12.90%	Current	100.00%
12104	2206 12th St. White Bear Lake MN 55110	$103,500.00	12.90%	Current	100.00%
12108	14866 S US 19 Red Roof Inn THOMASVILLE GA 31757	$2,800,000.00	12.00%	Current	40.00%

59

LIMITATIONS OF LIABILITY

As permitted by Colorado law, our amended and restated Certificate of Organization and Operating Agreement contain provisions that limit or eliminate the personal liability of our Manager for breaches of duty to the LLC to the fullest extent permitted under Colorado law. Colorado law provides that management of a limited liability company will not be personally liable for monetary damages for breaches of their fiduciary duties as Manager, except liability for:

●	any breach of the Manager’s duty of loyalty to our Members;
●	any act or omission not in good faith, believed to be contrary to the interests of the Company or its Members, involving reckless disregard for the Manager’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;
●	any unlawful payments related to distributions, Unit repurchases, redemptions, loans, guarantees or other distributions; or
●	any transaction from which the Manager derived an improper personal benefit.

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Colorado law, our amended and restated Certificate of Organization and Operating Agreement also provide that:

●	we will indemnify our Manager to the fullest extent permitted by law;
●	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and
●	we will advance expenses to our Manager in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our amended and restated Certificate of Organization and Operating Agreement are not exclusive.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Notes was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

60

The financial statements through December 31, 2022 included in this Offering are audited.

Geraci LLP is providing legal services relating to this amended Form 1-A/A.

PFG Fund V, LLC

Financial Statements

December 31, 2022 and 2021

PFG Fund V, LLC

Financial Statements

Years Ended December 31, 2022 and 2021

F-1

F-2

Spiegel Accountancy Corp.

Independent Auditor’s Report

To the Member
PFG
Fund V, LLC

Wheat Ridge, Colorado

Opinion

We have audited the financial statements of PFG Fund V, LLC, a Colorado limited liability company, which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of income, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of PFG Fund V, LLC as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of PFG Fund V, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about PFG Fund V, LLC’s ability to continue as a going concern for one year after the date that the financial statements are issued.

 Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-3

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of PFG Fund V, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about PFG Fund V, LLC’s ability to continue as a going concern for a reasonable period of time.

Auditor’s Responsibilities for the Audit of the Financial Statements (Continued)

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control- related matters that we identified during the audit.

Pleasant Hill, California	Spiegel Accountancy Corp.
August 16, 2023	Certified Public Accountants

F-4

PFG FUND V, LLC
BALANCE SHEETS
December 31, 2022 and 2021

	2022	2021

ASSETS
Assets:
Cash	$622,829	$905,258
Interest Receivable	$504,262	$155,114
Mortgage Loans Receivable	$47,858,514	$21,386,592
Related Party Receivable	—	$150,000
Other Receivable	$2,975	$2,420,000

Total Assets	$48,988,580	$25,016,964

LIABILITIES AND MEMBER’S EQUITY
Liabilities:
Interest Payable	$251,613	$152,588
Lines of Credit	$7,988,437	$2,000,000
Note Payable	$2,000,000	—
Promissory Notes	$37,614,200	$22,813,690

Total Liabilities	$47,854,250	$24,966,278

Member’s Equity	$1,134,330	$50,686

Total Liabilities and Member’s Equity	$48,988,580	$25,016,964

See Notes to Financial Statements

F-5

PFG FUND V, LLC
STATEMENTS OF INCOME
Years Ended December 31, 2022 and 2021

	2022	2021
Revenue:
Interest Income	$4,284,362	$924,308
Late Fee Income	$5,090	$1,134

Total Revenue	$4,289,452	$925,442

Expense:
Interest Expense	$2,749,255	$879,756
Servicing Fee	$374,000	—
Bank Service Charges	$47,707	—
Legal and Professional Fees	$39,093	—
Recording Fees	$753	—

Total Expenses	$3,210,808	$879,756

Net Income	$1,078,644	$45,686

See Notes to Financial Statements

F-6

PFG FUND V, LLC
STATEMENTS OF CHANGES IN MEMBER’S EQUITY
Years ended December 2022 and 2021

	Member’s Equity		Retained	Total
	Unit	Amount	Earnings	Member’s Equity

Balance at January 1, 2021	1	$5,000	$—	$5,000

Issuance of Units	—	—	—	—

Net Income	—	—	$45,686	$45,686

Balance at December 31, 2021	1	$5,000	$45,686	$50,686

Issuance of Units	1	5,000	—	5,000

Net Income	—	—	$1,078,644	$1,078,644

Balance at December 31, 2022	2	$10,000	$1,124,330	$1,134,330

See Notes to Financial Statements

F-7

PFG FUND V, LLC
STATEMENTS OF CASH FLOWS
Years ended December 31, 2022 and 2021

	2022	2021
Cash Flows From Operating Activities:
Net Income	$1,078,644	$45,686
Changes in operating Assets and Liabilities
Other Receivable	$2,417,025	$(2,420,000)
Interest Receivable	$(349,148)	$(155,114)
Interest Payable	$99,025	$152,588
Mortgage Loans Receivable	$(26,471,922)	$(21,386,592)
Related Party Receivable	$150,000	$(150,000)

Net Cash Used in Operating Activities	$(23,076,376)	$(23,913,432)

Cash Flows From Investing Activities:	—	—

Cash Flows From Financing Activities:
Proceeds from Lines of Credit	$11,159,100	$2,000,000
Repayment of Lines of Credit	$(5,170,663)	—
Proceeds from Note Payable	$2,000,000	—
Proceeds from Promissory Notes	$17,507,140	$22,813,690
Repayment of Promissory Notes	$(2,706,630)
Issuance of Voting Member Units	$5,000	—

Net Cash Provided by Financing Activities	$22,793,947	$24,813,690

Net (Decrease) Increase in Cash	$(282,429)	$900,258

Cash - Beginning of Year	$905,258	$5,000

Cash - End of Year	$622,829	$905,258

Supplemental Cash flow information:
Cash Paid For:
Interest Expense	$2,650,230	$727,168
Taxes	$—	$—

See Notes to Financial Statements

F-8

 PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

PFG FUND V, LLC. (the “Company”) was incorporated on August 26, 2020, in Colorado. The Company’s fiscal year end is December 31. The Company specializes in lending to real estate investors and provides debt financing to borrowers primarily in Colorado and Minnesota, Wisconsin, and Washington DC.

The Company is managed by Pine Financial Group, Inc. (the “Manager”), a Colorado Corporation. The Manager is in complete control of the Company business. The Company will operate for an initial term of up to 5 years. After which, the term of the notes may be extended, or the Company may use multiple exit strategies, including: organic company wind down, sale of notes, refinance notes and hold, sale to a public real estate investment trust, and bulk sale to an institution.

During the months of July and August 2021, the Company transferred mortgage loans receivable and promissory notes from PFG Fund III, LLC, a related party entity, into the Company, as further discussed in Note 9.

Promissory Notes

The Company offers up to $75,000,000 in principal amount of unsecured, non-convertible, fixed-rate promissory notes through a Tier II offering pursuant to Regulation A under the Securities Act, also known as “Reg A+” and it intends to offer the notes directly to investors and not through registered broker-dealers who are paid commission. The Company has set a minimum investment requirement of $10,000 but may accept subscriptions for less at the discretion of the Manager. The maximum amount to be raised in the offering is $75,000,000.

As of December 31, 2022, and 2021, $37,614,200 and $22,813,690 notes were issued and outstanding, respectively.

The Notes are non-negotiable and will be issued in the minimum amount of $10,000 but may be higher or lower upon the Manager’s discretion. The Notes are offered with a minimum term of 60 months from the dates of issue, with a fixed interest rate of 8%. An Investor may request redemption of its Note with 90 days’ notice without penalty, subject to availability of cash on hand. The Company has the right, at its option, to call any of the Notes for redemption before maturity in whole or in part, at any time or from time to time. If a Note is redeemed before maturity, the holder will be paid an amount equal to the face value of the Note plus any accrued interest through the date of redemption.

Distributions

The Company provides quarterly statements of account to the note holders and distributes or reinvests amounts equal to accrued and unpaid interest once per month on the first business day of each month.

F-9

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

  Manager Compensation

The Manager has contributed $5,000 in both 2021 and 2022 to purchase Membership Interests of the Company. The Manager is entitled to all Company profits. Profits equal all Company revenue minus all Company expenses to include note holder interest. The Manager has sole voting rights. The Manager is also entitled to various compensation, including, (1) servicing fee, which is equal to an annualized rate of 1% of the principal amount of the loan, (2) origination and administration fee, which is $685 per loan plus 2-4% of the loan principal amount, and (3) reasonable inspection fee.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and reflect all significant receivables, payables and other liabilities.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates as future confirming events occur.

Mortgage Loans Receivable

Mortgage loans receivable are recorded at their outstanding unpaid principal balance with interest thereon being accrued as earned. The loans will have varying terms at the discretion of the Manager, and generally have a term between 7 to 18 months. Loan agreements provide for monthly payments of principal and interest, or interest only with a “balloon payment” at the end of the term.

The Company will not recognize interest income on loans once they are determined to be impaired until the delinquent interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, generally 90 days or more past due. Management also determines whether or not the terms of the mortgage loan should be modified. Impairment is measured on a loan level basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the underlying collateral.

F-10

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses

The allowance for loan losses is established when losses are estimated to have occurred through a provision for loan loss that is charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to income. The allowance for loan loss is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the types and dollar amount of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Revenue Recognition

Mortgage interest income on performing loans is recognized as revenue when earned according to the contractual terms of the loan.

Fees income, including late fees, is recognized as revenue when earned upon collection.

Financial Instruments

The Company follows Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the assets or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three board levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active market); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-11

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments (Continued)

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities

Valuation Process and Techniques

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

During the year ended December 31, 2022, there were no changes to the valuation techniques that had, or are expected to have, a material impact on the Company’s financial position or results of operations.

The following methods and assumptions were used to estimate the fair value of the following asset group:

Mortgage loans receivable that are performing are reported at their amortized cost. For non-performing loans in which a specific allowance is established, the Company reports the loan at the net realizable value of the underlying collateral based on an observable market price or a current appraised value. These loans are classified as Level 2. If an appraised value is not available or if there is no observable market price, the Company reports the loan as Level 3. At December 31, 2022 and 2021, there are no loans classified as Level 2 or 3.

At December 31, 2022 and 2021, there were no assets or liabilities with non-recurring fair value measurements.

Income Taxes

The Company is a disregarded entity under the Internal Revenue Code and a similar section of the state code. Therefore, no provision or liability for federal income taxes have been included in these financial statements. The Company has evaluated its current tax positions and has concluded that as of December 31, 2021 and 2022, no significant uncertain tax positions exist for which a reserve would be necessary.

The Company’s income tax returns are subject to review and examination by federal, state, and local governmental authorities. As of December 31, 2021 and 2022, there were 2 years open to examination by the Internal Revenue Service or state and local governmental authorities.

To the extent penalties and interest are incurred through the examinations, they are included in the other operating expenses section of the accompanying statements of income.

F-12

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Accounting Standards Issued but Not Yet Effective

Credit Losses - In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments - Credit Losses (Topic 326), and was clarified by FASB ASU 2019-04, Codification Improvements, and FASB ASUs 2019-05 and 2019-11, Targeted Transition Relief and Clarification. Prior to these pronouncements, generally accepted accounting principles required use of the incurred loss method for recognizing credit losses in the reserve. The incurred loss method recognizes a credit loss when it is probable that a loss has been incurred. The new guidance replaces the incurred loss method with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to form credit loss estimates. The pronouncements also allow for the irrevocable election of the fair value measurement for certain financial assets. FASB ASUs 2018-19 and 2019-10, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, have deferred the adoptions of these standards until interim and annual periods beginning after December 15, 2022. Management is currently evaluating the guidance and the impact it will have on the Company’s financial statements.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in financial institutions that are members of the Federal Deposit Insurance Corporation. As such, funds are insured based on Federal Reserve limits. The Company has not experienced any losses in the past, and Company management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances might exceed insured amounts.

NOTE 4 - MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consist of notes to individuals, limited liability companies and corporations secured by deeds of trust, bearing interest at various rates ranging from 10.00% to 15.00% per annum. These notes have original maturity dates through January 2024.

Unfunded commitments were $7,685,811 and $4,537,550 as of December 31, 2022 and 2021, respectively. These unfunded commitments will be funded by a combination of additional investor promissory notes, repayment of principal on current loans and draws on the Company’s line of credit.

As of December 31, 2022, the company has one delinquent and impaired loan with a principal amount of $179,000, for which normal foreclosure proceedings were in process. The foreclosure of the related property has been recorded in May 2023 and the property has subsequently been sold. No loss was recorded in connection with the foreclosure. There were no impaired loans as of December 31, 2021. Management, therefore, determined that an allowance for loan losses was not necessary as of December 31, 2022, and 2021.

F-13

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 4 - MORTGAGE LOANS RECEIVABLE (CONTINUED)

All mortgage loans receivable are collateral for the line of credit and the note payable. As of December 31, 2022 and 2021, there were no loan modifications other than extensions.

Loan characteristics

The following table provides information about the outstanding loans portfolio as of December 31, 2022:

Number of secured loans	70
Secured loans – maximum credit exposure	$47,858,514
Secured loans – lowest interest rate (fixed)	10%
Secured loans – highest interest rate (fixed)	14%
Average secured loan – principal	$683,693
Average principal as percent of total principal	1.43%
Average principal as percent of promissory notes	1.82%
Average principal as percent of total assets	1.40%
Largest secured loan – principal	$4,485,000
Largest principal as percent of total principal	9.37%
Largest principal as percent of promissory notes	11.92%
Largest principal as percent of total assets	9.37%

Lien position

Secured loans had the lien positions in the following table.

	Loans	Principal	Percent
First trust deeds	68	$47,156,319	98.53%
Second trust deeds	—	—	—
LLC Units (ownership)	2	702,195	1.47%
Total principal, secured loans	70	$47,858,514	100%

Property type

Secured loans summarized by property type are presented in the following table.

	Loans	Principal	Percent
Residential	53	$26,349,302	55.06%
Commercial	6	$4,221,202	8.82%
Land	5	$13,801,510	28.84%
Construction	4	$2,429,100	5.08%
Other	2	$1,057,400	2.21%
Total principal, secured loans	70	$47,858,514	100%

F-14

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 4 - MORTGAGE LOANS RECEIVABLE (CONTINUED)

Scheduled maturities

Secured loans are scheduled to mature as presented in the following table as of December 31,

	Loans	Principal	Percent
2022	4	$687,095	1.44%
2023	63	$42,380,419	88.55%
2024	3	$4,791,000	10.01%
Total principal, secured loans	70	$47,858,514	100%

Distribution by States and Counties

The distribution of secured loans by counties is presented in the following table.

	Principal	Percent
Colorado
Denver	$12,668,035	$26.47%
Summit	$5,070,000	10.59%
El Paso	$4,128,596	8.63%
Douglas	$3,214,850	6.72%
Arapahoe	$1,871,510	3.91%
Other counties (individually below 3%)	$3,259,216	6.81%
	$30,212,207	63.13%
Indiana
Marion	$3,099,647	6.48%
	$3,099,647	6.48%
Louisiana
Lafourche	$136,000	0.28%
	$136,000	0.28%
Maine
Androscoggin	$1,850,000	3.87%
	$1,850,000	3.87%
Minnesota
Hennepin	$2,039,450	4.26%
Ramsey	$1,540,650	3.22%
Other counties (individually below 3%)	$2,700,560	5.64%
	$6,280,660	13.12%

F-15

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 4 - MORTGAGE LOANS RECEIVABLE (CONTINUED)

Tennessee	$500,000	1.04%
Shelby	$500,000	1.04%
Wisconsin
Brown	$3,595,000	7.51%
Racine	$2,185,000	4.57%
	$5,780,000	12.08%

Total Principal, secured loans	$47,858,514	100%

Delinquency rates are the primary credit quality indicator. Delinquencies greater than 90 days are a strong indicator of loans that will ultimately result in a foreclosure or similar liquidation transaction. In addition to delinquency rates, the current estimated loan-to-value (LTV) ratio is an indicator of the potential loss severity in the event of default. Additionally, LTV ratios can provide insight into a borrower’s continued willingness to pay, as the delinquency rate of high LTV loans tends to be greater than that for loans where the borrower has equity in the collateral. As of December 31, 2022, the LTV for all outstanding loans measured based on the original principal balance and the valuation of the properties at the origination of the loan ranged between 1.61% and 75.00%.

NOTE 5 - LINES OF CREDIT

At December 31, 2022, the Company has lines of credit with 3 financial institutions and can receive advances under the agreements up to a combined maximum of $30,500,000 based on the Company’s underlying collateral. The lines are monthly interest payment only, at variable interest rates. As of December 31, 2022, the interest rate ranges between 8.00% and 8.5% on the lines. As of December 31, 2022, the lines expire at various dates through December 2025.

At December 31, 2021, the Company had one line of credit with a financial institution and could receive advances under the agreement up to a combined maximum of $2,000,000. As of December 31, 2021, the interest rate was 5% on the line of credit agreement.

The agreement contains certain financial covenants concerning minimum interest coverage ratio and minimum net worth requirements, which need to be met combined with a related party. The combined covenants have not been assessed as part of these financial statements.

F-16

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 6 - NOTE PAYABLE

At December 31, 2022, the Company has a note payable with a financial institution. The principal is $2,000,000 and is secured by the company’s assets. The note payable bears interest at Prime Rate plus 1.75% per annual floating daily or 5%, whichever is greater. As of December 31, 2022, the interest rate was 9.25%. The note is monthly interest payment only and matures on November 12, 2023.

The agreement contains certain financial covenants concerning minimum interest coverage ratio and minimum net worth requirements, which need to be met combined with a related party. The combined covenants have not been assessed as part of these financial statements.

NOTE 7 - PROMISSORY NOTES

At December 31, 2022 and 2021, the Company has 245 and 168 investors, respectively. The notes have original terms of 60 months and bear an interest of 8.00% per annum, interest payable only monthly. The notes have varying maturity dates, with the principal and accrued and unpaid interest due in full on demand after the maturity date. The notes are unsecured and subordinate to the lines of credits and the note payable.

As of December 31, 2022, outstanding promissory notes and interest payable totaled $37,614,200, and $251,613, respectively. As of December 31, 2021, outstanding promissory notes and interest payable totaled $22,813,690, and $152,588, respectively. For the year ended December 31, 2022 and 2021, interest expenses on the promissory notes were $2,245,693 and $879,756, respectively.

NOTE 8 - FAIR VALUE MEASUREMENTS

Due to their short-term nature, the carrying values of mortgage loan receivable, interest receivable, related party receivable, other receivable, promissory notes, interest payable, note payable, and lines of credit approximate their fair values at December 31, 2022 and 2021.

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company receives certain operating and administrative services from the Manager, some of which may not be reimbursed to the Manager. The Company’s financial position and results of operations would likely be different without this relationship with the Manager.

Servicing Fee

The Manager earned $374,000 in servicing fees for the year ended December 31, 2022.

Transfer from PFG FUND III

In the months of July and August 2021, mortgage loans receivable in the amount of $13,869,902 were purchased from PFG Fund III, an affiliate.

F-17

PFG Fund V, LLC
Notes to Financial Statements
Years Ended December 31, 2022 and 2021

NOTE 9 - RELATED PARTY TRANSACTIONS (CONTINUED)

Related Party Receivable

During the year ended December 31, 2021, $2,000,000 proceeds from line of credit was deposited into an affiliate’s account. As of December 31, 2021, $150,000 remained and was transferred to the Company’s bank account in February 2022.

Other Related Party Transactions

During the year ended December 31, 2022, the company sold one loan of $243,000 at par to PFG Fund II, LLC, an affiliate. During the year ended December 31, 2022, the company purchased three loans totaling $747,000 from PFG Fund II, LLC.

NOTE 10 - RISKS AND UNCERTAINTIES

Default Risk

In the normal course of business, the Company is exposed to default risk related to its mortgage loans held for investment. In the event a borrower defaults on a Company loan, the Company has the ability to foreclose on the mortgage collateral and subsequently sell the real estate to recover its investment. However, there is no guarantee that the original investment will be recovered.

Operating Risk

The Company may be influenced by the current macro-economic environment with rising interest rates and inflation, which may impact origination volume, margins and financing operations, and construction costs, the consequences of which cannot be readily determined but may impact the borrowers’ ability to pay off a loan as well as the Company’s ability to meet future obligations.

NOTE 11 - RECLASSIFICATIONS

Reclassifications have been made to the prior year financial statements in order to conform to the classifications used in the current year financial statements. These reclassifications have no effect on prior year net income.

NOTE 12 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 16, 2023, and there were no subsequent events to report.

(SIGNATURE PAGE FOLLOWS)

F-18

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 31, 2023.

PFG Fund V, LLC

By:	/s/ Kevin Amolsch
Kevin Amolsch
President of Pine Financial Group, Inc.
Manager (Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, and Principal Accounting Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Kevin Amolsch
Kevin Amolsch
President of Pine Financial Group, Inc.

PFG Fund V, LLC

Financial Statements – Unaudited

June 30, 2023

PFG Fund V, LLC

Financial Statements - Unaudited

Six-month Period Ended June 30, 2023

PFG FUND V, LLC

BALANCE SHEETS -UNAUDITED

June 30, 2023 and December 31, 2022

	6/30/2023	12/31/2022

ASSETS
Assets:
Cash	$193,907	$622,829
Interest Receivable	537,974	504,262
Mortgage Loans Receivable	59,325,396	47,858,514
Other Receivable	3,729	2,975

Total Assets	$60,061,006	$48,988,580

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Interest Payable	$277,608	$251,613
Lines of Credit	13,468,360	7,988,437
Note Payable	2,000,000	2,000,000
Promissory Notes	42,521,686	37,614,200

Total Liabilities	58,267,654	47,854,250

Members' Equity	1,793,352	1,134,330

Total Liabilities and Members' Equity	$60,061,006	$48,988,580

PFG FUND V, LLC

STATEMENTS OF INCOME - UNAUDITED

Six Month Period from January 1 to June 30, 2023 and 2022

	6-month Period Ended
	6/30/2023	6/30/2022

Revenue:
Interest Income	$2,839,630	$1,504,334
Interest from Deposit	1,962
Late Fee Income	3,602	700

Total Revenue	2,845,194	1,505,034

Expense:

Interest Expense	2,115,754	947,859
Uncollectible Balance	60,298	—
Bank Service Charges	9,640	22,600
Legal and Professional Fees	—	39,094
Recording Fees	480	509

Total Expenses	2,186,172	1,010,062

Net Income	$659,022	$494,972

PFG FUND V, LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY - UNAUDITED

Six Month Period from January 1 to June 30, 2023 and 2022

	Member's Equity		Retained	Total
	Unit	Amount	Earnings	Member's Equity

Balance at January 1, 2022	1	$5,000	$45,686	$50,686

Issuance of Units	1	5,000	—	5,000

Net Income	—	—	494,972	494,972

Balance at June 30, 2022	2	10,000	$540,658	550,658

Issuance of Units	—	—	—	—

Net Income	—	—	583,672	583,672

Balance at December 31, 2022	2	10,000	1,124,330	1,134,330

Issuance of Units	—	—	—	—

Net Income	—	—	659,022	659,022

Balance at June 30, 2023	—	$—	$1,783,352	1,793,352

PFG FUND V, LLC

STATEMENTS OF CASH FLOWS - UNAUDITED

Six Month Period from January 1 to June 30, 2023 and 2022

	6-Month Period Ended
	6/30/2023	6/30/2022
Cash Flows From Operating Activities:
Net Income	$659,022	$494,972
Changes in operating Assets and Liabilities
Fund in Escrow	—	2,420,000
Interest Receivable	(33,712)	(50,478)
Interest Payable	25,995	38,186
Mortgage Loans Receivable	(11,466,882)	(19,673,054)
Advance Receivable - Pine	—	150,000
Other Receivable	(754)	—
Net Cash Used in Operating Activities	(10,816,331)	(16,620,374)

Cash Flows From Investing Activities:	—	—

Cash Flows From Financing Activities:
Proceeds from Lines of Credit, Net	5,479,923	6,975,000
Proceeds from Note Payable	—	2,000,000
Proceeds from Investor Promissory Notes	4,907,486	7,055,247
Issuance of Voting Member Units	—	5,000
Net Cash Provided by Financing Activities	10,387,409	16,035,247
Net (Decrease) Increase in Cash	(428,922)	(585,127)

Cash - Beginning of Year	622,829	905,258

Cash - End of Year	$193,907	$320,131

Supplemental Cash flow information:
Cash Paid For:
Interest Expense	$921,864	$757,085
Taxes	$—	$—

PFG FUND V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 1 -              ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

PFG FUND V, LLC. (the “Company”) was incorporated on August 26, 2020, in Colorado. The Company’s fiscal year end is December 31. The Company specializes in lending to real estate investors and provides debt financing to borrowers primarily in Colorado and Minnesota, Wisconsin, and Washington DC.

The Company is managed by Pine Financial Group, Inc. (the “Manager”), a Colorado Corporation. The Manager is in complete control of the Company business. The Company will operate for up to 5 years. After which, the term of the notes may be extended, or the Company may use multiple exit strategies, including organic company wind down, sale of notes, refinance notes and hold, sale to a public real estate investment trust, and bulk sale to an institution.

Promissory Notes

The Company offers up to $75,000,000 in principal amount of unsecured, non- convertible, fixed-rate promissory notes through a Tier II offering pursuant to Regulation A under the Securities Act, also known as “Reg A+” and it intends to offer the notes directly to investors and not through registered broker-dealers who are paid commission. The Company has set a minimum investment requirement of 10,000 but may accept subscriptions for less at the discretion of the Manager. The maximum amount to be raised in the offering is $75,000,000.

As of June 30, 2023 and December 31, 2022, $42,521,686 and $37,614,200 notes were issued and outstanding, respectively.

The Notes are non-negotiable and will be issued in the minimum amount of $10,000 but may be higher or lower upon the Manager’s discretion. The Notes are offered with a minimum term of 60 months from the dates of issue, with a fixed interest rate of 8%. An Investor may request redemption of its Note with 90 days’ notice without penalty subject to availability of cash on hand. The Company has the right, at its option, to call any of the Notes for redemption before maturity in whole or in part, at any time or from time to time. If a Note is redeemed before maturity, the holder will be paid an amount equal to the face value of the Note plus any accrued interest through the date of redemption.

Distributions

The Company provides quarterly statements of account to the note holders and distributes or reinvests amounts equal to accrued and unpaid interest once per month on the first business day of each month.

PFG Fund V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 1 -             ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

Manager Compensation

The Manager has contributed $10,000 to purchase Membership Interests of the Company. The Manager is entitled to all Company profits. Profits equal all Company revenue minus all Company expenses to include noteholder interest. The Manager has sole voting rights. The Manager is also entitled to various compensation, including, (1) servicing fee, which is equal to an annualized rate of 1% of the principal amount of the loan, (2) origination and administration fee, which is $685 per loan plus 2-4% of the loan principal amount, and (3) reasonable inspection fee. For the 6-month period ended June 30, 2023, the fees were waived, and no fees were reflected on the accompanying financial statements.

NOTE 2 -             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and reflect all significant receivables, payables and other liabilities.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates as future confirming events occur.

Mortgage Loans Receivable

Mortgage loans receivable are recorded at their outstanding unpaid principal balance with interest thereon being accrued as earned. The loans will have varying terms at the discretion of the Manager, and generally have a term between 7 to 18 months. Loan agreements provide for monthly payments of principal and interest, or interest only with a “balloon payment” at the end of the term.

The Company will not recognize interest income on loans once they are determined to be impaired until the delinquent interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, generally 90 days or more past due. Management also determines whether or not the terms of the mortgage loan should be modified. Impairment is measured on a loan level basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the

PFG Fund V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 2 -              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Mortgage Loans Receivable (Continued)

underlying collateral.

Allowance for Loan Losses

The allowance for loan losses is established when losses are estimated to have occurred through a provision for loan loss that is charged to earnings. Loan losses are charged against the allowance when management believes the un-collectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to income. The allowance for loan loss is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the types and dollar amount of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Revenue Recognition

Mortgage interest income on performing loans is recognized as revenue when earned according to the contractual terms of the loan.

Fees income, including late fees, is recognized as revenue when earned upon collection. Financial Instruments

The Company follows Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the assets or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based om the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three board levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

PFG Fund V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 2 -             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments (Continued)

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active market); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Valuation Process and Techniques

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

During the 6 months period ended June 30, 2023 there were no changes to the valuation techniques that had, or are expected to have, a material impact on Company’s financial position or results of operations.

The following methods and assumptions were used to estimate the fair value of the following asset group:

Mortgage loans receivable that are performing are reported at their amortized cost. For non- performing loans in which a specific allowance is established, the Company reports the loan at the net realizable value of the underlying collateral based on an observable market price or a current appraised value. These loans are classified as Level 2. If an appraised value is not available or if there is no observable market price, the Company reports the loan as Level 3. At June 30, 2023, there are no loans classified as Level 2 or 3.

At June 30, 2023, there were no assets or liabilities with non-recurring fair value measurements.

Income Taxes

The Company is a disregarded entity under the Internal Revenue Code and a similar section of the state code. Therefore, no provision or liability for federal income taxes has been included in these financial statements. The Company has evaluated its current tax positions and has concluded that as of June 30, 2023, no significant uncertain tax

PFG FUND V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 2 -             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

positions exist for which a reserve would be necessary.

The Company’s income tax returns are subject to review and examination by federal, state, and local governmental authorities. As of June 30, 2023, there were 2 years open to examination by the Internal Revenue Service or state and local governmental authorities.

To the extent penalties and interest are incurred through the examinations, they are included in the other operating expenses section of the accompanying statements of income.

Recent Accounting Pronouncements

Accounting Standards Issued but Not Yet Effective

Credit Losses - In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments - Credit Losses (Topic 326), and was clarified by FASB ASU 2019-04, Codification Improvements, and FASB ASUs 2019-05 and 2019-11, Targeted Transition Relief and Clarification. Prior to these pronouncements, generally accepted accounting principles required use of the incurred loss method for recognizing credit losses in the reserve. The incurred loss method recognizes a credit loss when it is probable that a loss has been incurred. The new guidance replaces the incurred loss method with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to form credit loss estimates. The pronouncements also allow for the irrevocable election of the fair value measurement for certain financial assets. FASB ASUs 2018-19 and 2019-10, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, have deferred the adoptions of these standards until interim and annual periods beginning after December 15, 2022. Management is currently evaluating the guidance and the impact it will have on the Company’s financial statements.

NOTE 3 -              CASH CONCENTRATION

The Company maintains funds in financial institutions that are members of the Federal Deposit Insurance Corporation. As such, funds are insured based on Federal Reserve limits. The Company has not experienced any losses in the past, and Company management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances might exceed insured amounts.

PFG FUND V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 4 -               MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consist of notes to individuals, limited liability companies and corporations secured by deeds of trust, bearing interest at various rates ranging from 10.00% to 15.00% per annum. These notes have original maturity dates through January 2024.

Unfunded commitments were $11,898,111 and $7,685,811 as of June 30, 2023 and December 31, 2022. These unfunded commitments will be funded by a combination of additional investor promissory notes, repayment of principal on current loans and draws on the Company’s line of credit.

During the 6-month period ended June 30, 2023, the company foreclosed a delinquent and impaired loan with a principal amount of $179,000. The foreclosure of the related property was subsequently sold. No gain or loss was recorded in connection with the foreclosure. There were no impaired loans as of June 30, 2023. Management therefore determined that an allowance for loan losses was not necessary as of June 30, 2023, and December 31, 2022.

All mortgage loans receivable are collateral for the line of credit and the note payable. As of June 30, 2023 there were no loan modifications other than extensions.

Loan characteristics

The following table provides information about the outstanding loans portfolio as of June 30, 2023:

Number of secured loans	82
Secured loans – maximum credit exposure	$59,325,396
Secured loans – lowest interest rate (fixed)	10%
Secured loans – highest interest rate (fixed)	15%
Average secured loan – principal	$723,480
Average principal as percent of total principal	1.22%
Average principal as percent of promissory notes	1.70%
Average principal as percent of total assets	1.20%
Largest secured loan – principal	$4,485,000
Largest principal as percent of total principal	7.56%
Largest principal as percent of promissory notes	10.55%
Largest principal as percent of total assets	7.47%

PFG FUND V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 4 -               MORTGAGE LOANS RECEIVABLE (CONTINUED)

Lien position

Secured loans had the lien positions in the following table.

	Loans	Principal
	Percent
First trust deeds	82	$59,325,396	100%
Total principal, secured loans	82	$59,325,396	100%

Property type

Secured loans summarized by property type are presented in the following table.

	Loans	Principal	Percent
Residential	62	$28,230,358	47.58%
Commercial	6	5,081,810	8.57%
Land	7	18,193,613	30.67%
Construction	5	6,420,865	10.82%
Other	2	1,398,750	2.36%
Total principal, secured loans	82	$59,325,396	100.00%

Scheduled maturities

Secured loans are scheduled to mature as presented in the following table as June 30,

	Loans	Principal	Percent
2023	40	$34,457,300	58.08%
2024	41	$22,868,096	38.55%
2025	1	$2,000,000	3.37%
Total principal, secured loans	82	$59,325,396	100.00%

Distribution by States and Counties

The distribution of secured loans by counties is presented in the following table.

	Principal	Percent
Colorado
Denver	$13,899,594	23.43%
El Paso	7,466,530	12.59%
Summit	5,070,000	8.55%
Douglas	3,417,600	5.76%
Other counties (individually below 3%)	4,965,856	8.62%
	34,969,580	58.95%
District of Columbia
District of Columbia	491,000	0.83%
	491,000	0.83%

PFG FUND V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 4 -              MORTGAGE LOANS RECEIVABLE (CONTINUED)

Indiana
Marion	3,458,000	5.83%
	3,458,000	5.83%
Illinois
Cook	2,000,000	3.37%
Macon	500,000	0.84%
	2,500,000	4.21%
Louisiana
Lafourche	1,575,275	2.66%
	1,575,275	2.66%
Maryland
Washington	180,000	0.30%
	180,000	0.30%
Minnesota
Hennepin	4,379,300	7.38%
Ramsey	1,934,778	3.26%
Pine	958,560	1.62%
Other counties (individually below 3%)	1,119,000	1.89%
	8,391,638	14.15%

Distribution by States and Counties (Continued)

The distribution of secured loans by counties is presented in the following table (Continued).

Tennessee
Shelby	500,000	0.84%
	500,000	0.84%
Wisconsin
Brown	3,730,117	6.29%
Racine	2,999,986	5.06%
Milwaukee	464,800	0.78%
Winnebago	65,000	0.11%
	7,259,903	12.24%

Total Principal, secured loans	$59,325,396	$100%

PFG FUND V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 4 -             MORTGAGE LOANS RECEIVABLE (CONTINUED)

Delinquency rates are the primary credit quality indicator. Delinquencies greater than 90 days are a strong indicator of loans that will ultimately result in a foreclosure or similar liquidation transaction. In addition to delinquency rates, the current estimated loan-to-value (LTV) ratio is an indicator of the potential loss severity in the event of default. Additionally, LTV ratios can provide insight into a borrower’s continued willingness to pay, as the delinquency rate of high LTV loans tends to be greater than that for loans where the borrower has equity in the collateral. As of June 30, 2023, the LTV for all outstanding loans measured based on the original principal balance and the valuation of the properties at the origination of the loan ranged between 1.61% and 75.00%.

NOTE 5 -             LINES OF CREDIT

At June 30, 2023, the Company has lines of credit with 3 financial institutions and can receive advances under the agreements up to a combined maximum of $30,500,000 based on the Company’s underlying collateral. The lines are monthly interest payment only, at variable interest rates. As of June 30, 2023, the interest rate ranges between 8.00% and 8.5% on the lines. As of June 30, 2023, the lines expire at various dates through December 2025.

At June 30, 2023, the Company had one line of credit with a financial institution and could receive advances under the agreement up to a combined maximum of $2,000,000. As of June 30, 2023, the interest rate was 5% on the line of credit agreement.

The agreement contains certain financial covenants concerning minimum interest coverage ratio and minimum net worth requirements, which need to be met combined with a related party. The combined covenants have not been assessed as part of these financial statements.

NOTE 6 -             NOTE PAYABLE

As of June 30, 2023, the Company has a note payable with a financial institution. The principal is $2,000,000 and is secured by the company’s assets. The note payable bears interest at Prime Rate plus 1.75% per annual floating daily or 5%, whichever is greater. As of June 30, 2023, the interest rate was 9.25%. The note is monthly interest payment only and matures on November 12, 2023.

The agreement contains certain financial covenants concerning minimum interest coverage ratio and minimum net worth requirements, which need to be met combined with a related party. The combined covenants have not been assessed as part of these financial statements.

PFG FUND V, LLC

Notes to Financial Statements (Unaudited)

Six-month Period Ended June 30, 2023

NOTE 7 -             PROMISSORY NOTES

At June 30, 2023, the Company has 245 investors. The notes have original terms of 60 months and bear an interest of 8.00% per annum, interest payable only monthly. The notes have varying maturity dates, with the principal and accrued and unpaid interest due in full on demand after the maturity date. The notes are unsecured and subordinate to the lines of credits and the note payable.

As of June 30, 2023, outstanding promissory notes and interest payable totaled $42,521,686, and $277,608, respectively. As of December 31, 2022, outstanding promissory notes and interest payable totaled $37,614,200, and $251,613, respectively. For 6-month period ended June 30, 2023, interest expenses on the promissory notes were $2,115,754.

NOTE 8 -             FAIR VALUE OF MEASUREMENTS

Due to their short-term nature, the carrying values of mortgage loan receivable, interest receivable, related party receivable, other receivable, promissory notes, interest payable, note payable, and lines of credit approximate their fair values at June 30, 2023.

NOTE 9 -              RELATED PARTY TRANSACTIONS

The Company receives certain operating and administrative services from the Manager, some of which may not be reimbursed to the Manager. The Company’s financial position and results of operations would likely be different without this relationship with the Manager. There were no significant transactions with the Manager for the 6-month period ended June 30, 2023.

NOTE 10 -            RISKS AND UNCERTAINTIES

Default Risk

In the normal course of business, the Company is exposed to default risk related to its mortgage loans held for investment. In the event a borrower defaults on a Company loan, the Company has the ability to foreclose on the mortgage collateral and subsequently sell the real estate to recover its investment. However, there is no guarantee that the original investment will be recovered.

Operating Risk

The Company may be influenced by the current macro-economic environment with rising interest rates and inflation, which may impact origination volume, margins and financing operations, the consequences of which cannot be readily determined but may impact the borrower’s ability to pay off a loan as the Company’s ability to meet future obligations.

NOTE 11 -           SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 30, 2023, when the financial statements are available to be issued. There were no subsequent events to report.

PART V — EXHIBITS

Index to Exhibits and Exhibit Description

Exhibit No.	Exhibit Description

2	Articles of Organization

2.1*	Operating Agreement

3*	Promissory Notes[1]

4*	Subscription Agreement

11*	Consent of Auditor

12	Opinion re: Legality

61